Exhibit 4.186

Dated 23 December 2014

IALYSOS OWNING COMPANY LIMITED
 as Borrower
and
DRYSHIPS INC.
 as Corporate Guarantor
and
PIRAEUS BANK S.A.
(also known as PIRAEUS BANK A.E.)
 as Lender
FIFTH AMENDING AND RESTATING AGREEMENT

in relation to a loan facility of (originally) up to US$130,000,000 of which the current outstanding aggregate is US$28,903,720

WATSON FARLEY
&
WILLIAMS

Index
Clause		Page
1	Interpretation	2
2	Agreement of all parties to the amendment of the Loan Agreement, The Corporate Guarantee and other Finance Documents	3
3	Conditions precedent	3
4	Representations and Warranties	3
5	Amendment of Loan Agreement, Corporate Guarantee and other Finance Documents	4
6	Further Assurances	4
7	Fees and Expenses	5
8	Notices	5
9	Supplemental	5
10	Law and Jurisdiction	6
Schedule 1 Conditions Precedent Documents		7
Execution Page		8
Appendix 1 Form of Amended and Restated Loan Agreement marked to indicate Amendments to the Loan Agreement		10
Appendix 2 Form of Amended and Restated Corporate Guarantee marked to indicate Amendments to the Corporate Guarantee		11

THIS AGREEMENT is made on 23 December 2014
BETWEEN
(1)	IALYSOS OWNING COMPANY LIMITED, a corporation incorporated and existing in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands (the "Borrower");
(2)	DRYSHIPS INC., a corporation incorporated and existing in the Marshall registered office is at Trust Company Complex, Ajeltake Road, Ajeltake MH96960, The Marshall Islands (the "Corporate Guarantor"); and
(3)	PIRAEUS BANK S.A. (also known as PIRAEUS BANK A.E.) acting through its branch at 4 Amerikis Street, 105 64, Athens, Greece (as "Lender").
BACKGROUND
(A)	By a loan agreement dated 13 March 2008 (as amended and restated by two amending and restating agreements dated 25 January 2010 and 25 August 2010, respectively, as amended and supplemented by a supplemental letter dated 16 September 2011, the "Original Loan Agreement", as novated, amended and restated pursuant to a deed of novation, amendment and restatement (the "Deed") dated 29 November 2010 and as further amended and restated by an amending and restating agreement (the "Fourth Amending and Restating Agreement") dated 1 August 2013 (the "Loan Agreement") made between (i) Annapolis Shipping Company Limited, Atlas Owning Company Limited, Farat Shipping Company Limited and Lansat Shipping Company Limited as joint and several borrowers (together, the "Original Borrowers") and (ii) the Lender as lender, the Lender made available to the Original Borrowers, whose rights, obligations and liabilities under the Original Loan Agreement were novated to the Borrower pursuant to the Deed, a loan facility of (originally) up to $130,000,000 of which the current principal amount outstanding is $28,903,720 (the "Loan").
(B)	By a guarantee dated 13 March 2008 (as amended and restated on 1 August 2013, the "Corporate Guarantee") the Corporate Guarantor has guaranteed the obligations of the Borrower under the Fourth Amending and Restating Agreement (inter alia) the Loan Agreement.
(C)	Pursuant to the Fourth Amending and Restating Agreement the Lender agreed to waive the application of the security cover provisions in Clause 13.1 and certain other covenants from 31 December 2008 until 31 December 2013 (the "Waiver Period").
(D)	The Borrower and the Corporate Guarantor have requested that the Lender agrees to (inter alia):
(i)	extend further the Waiver Period from 1 January 2014 up to and including 31 December 2014 (the "First Amendment");
(ii)	extend further the Covenants Waiver Period (as defined in the Corporate Guarantee) in respect of the relaxation of the financial covenants set out in paragraphs (a) and (b) of clause 11.15 of the Corporate Guarantee from 31 December 2013 up to and including 13 March 2015 (the "Corporate Guarantee Amendment");
(iii)	the consequential amendments (the "Consequential Amendments") to the Loan Agreement, the Corporate Guarantee and the other Finance Documents in connection with those matters; and
(iv)	the amendment and/or variation of certain other provisions of the Loan Agreement (together, the "Additional Amendments" and, together with the First Amendment,

the Corporate Guarantee Amendment and the Consequential Amendments, the "Amendments" and each an "Amendment").
(E)	The Lender's consent to the request of the Borrower referred to in Recital (D) is subject to, inter alla, the following conditions:
(i)	the Corporate Guarantor executing and delivering to the Lender the additional security referred to in clause 9.19 of the Loan Agreement in respect of 2,356,705 Required Shares (as defined below) and ensuring that it remains in full force and effect up to and including 31 December 2014;
(ii)	the Margin increasing at 4.85 per cent. per annum during the Margin Applicable Period (as defined below);
(iii)	the Consequential Amendments of the Loan Agreement, the Corporate Guarantee and the Finance Documents pursuant to the terms of this Agreement; and
(iv)	all other terms and conditions contained herein
(F)	This Agreement sets out the terms and conditions on which the Lender agrees to the Amendments.
IT IS AGREED as follows:
1.	INTERPRETATION
1.1	Defined expressions
Words and expressions defined in the Loan Agreement and the Amended and Restated Loan Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires.
1.2	Definitions
In this Agreement, unless the contrary intention appears:
"Amended and Restated Corporate Guarantee" means the Corporate Guarantee as amended and restated by this Agreement in the form set out in Appendix 2;
"Amended and Restated Loan Agreement" means the Loan Agreement as amended and restated by this Agreement in the form set out in Appendix 1;
"Corporate Guarantee" means the guarantee (as amended and supplemented from time to time) as referred to in Recital (B);
"Effective Date" means the date on which the Lender notifies the Borrower that the conditions precedent in Clause 3 have been fulfilled;
"Loan Agreement" means the loan agreement (as amended and supplemented from time to time) as referred to in Recital (A);
"Margin Applicable Period" means, in respect of the period commencing on 19 March 2014 (inclusive) and ending on 31 December 2014 (inclusive); and
"Required Shares" has the meaning given in Clause 9.19 of the Amended and Restated Loan Agreement.

1.3	Application of construction and interpretation provisions of Loan Agreement
Clauses 1.1 and 1.5 of the Loan Agreement and the Amended and Restated Loan Agreement apply, with any necessary modifications, to this Agreement.
2.	AGREEMENT OF ALL PARTIES TO THE AMENDMENT OF THE LOAN AGREEMENT, THE CORPORATE GUARANTEE AND OTHER FINANCE DOCUMENTS
2.1	Agreement of the parties to this Agreement
The parties to this Agreement agree, subject to and upon the terms and conditions of this Agreement, to:
(a)	the Amendments; and
(b)	the amendment of the Loan Agreement, the Corporate Guarantee and the other Finance Documents to be made pursuant to Clauses 5.1, 5.2 and 5.3.
The agreement of the parties to this Agreement contained in Clause 2.1 shall have effect on and from the Effective Date.
3.	CONDITIONS PRECEDENT
3.1	General
The agreement of the parties to this Agreement contained in Clause 2.1 is subject to the fulfilment of the conditions precedent in Clause 3.2.
3.2	Conditions precedent
The conditions referred to in Clause 2.1 are that the Lender shall have received the documents and evidence referred to in Schedule 1 in all respects in form and substance satisfactory to the Lender and its lawyers on or before the date of this Agreement or such later date as the Lender may agree with the Borrower.
4.	REPRESENTATIONS AND WARRANTIES
4.1	Repetition of Loan Agreement representations and warranties
The Borrower represents and warrants to the Lender that the representations and warranties in clause 8 of the Loan Agreement, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, each other Finance Document which is being amended by this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.
4.2	Repetition of Corporate Guarantee representations and warranties
The Corporate Guarantor represents and warrants to the Lender that the representations and warranties in clause 10 of the Corporate Guarantee, as amended and restated by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, each other Finance Document which is being amended by this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5.	AMENDMENT OF LOAN AGREEMENT, CORPORATE GUARANTEE AND OTHER FINANCE DOCUMENTS
5.1	Amendments to Loan Agreement
With effect on and from the Effective Date:
(a)	the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended and restated in the form of the Amended and Restated Loan Agreement; and
(b)	as so amended and restated pursuant to (a) above, the Loan Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.
5.2	Amendments to Corporate Guarantee With effect on and from the Effective Date:
(a)	the Corporate Guarantee shall be, and shall be deemed by this Agreement to be, amended and restated in the form of the Amended and Restated Corporate Guarantee; and
(b)	as so amended and restated pursuant to (a) above, the Corporate Guarantee shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.
5.3	Amendments to Finance Documents
With effect on and from the Effective Date each of the Finance Documents (other than the Loan Agreement and the Corporate Guarantee), shall be, and shall be deemed by this Agreement to be, amended as follows:
(i)	the definition of, and references throughout each of the Finance Documents to, the Loan Agreement, the Corporate Guarantee and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement, the Corporate Guarantee and those Finance Documents as amended and restated or supplemented by this Agreement; and
(ii)	by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.
5.4	The Finance Documents to remain in full force and effect
The Finance Documents shall remain in full force and effect, as amended by:
(i)	the amendments contained or referred to in Clause 5.3; and
(ii)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.
6.	FURTHER ASSURANCES
6.1	Borrower's and Corporate Guarantor's obligations to execute further documents etc.
Each of the Borrower and the Corporate Guarantor shall:

(i)	execute and deliver to the Lender (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Lender may, in any particular case, specify; and
(ii)	effect any registration or notarisation, give any notice or take any other step, which the Lender may, by notice to the Borrower or the Corporate Guarantor, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.
6.2	Purposes of further assurances
Those purposes are:
(i)    validly and effectively to create any Security Interest or right of any kind which the Lender intended should be created by or pursuant to the Loan Agreement, the Corporate Guarantee or any other Finance Document, each as amended and restated or supplemented by this Agreement; and
(ii)    implementing the terms and provisions of this Agreement.
6.3	Terms of further assurances
The Lender may specify the terms of any document to be executed by the Borrower or, as the case may be, the Corporate Guarantor under Clause 6.1, and those terms may include any covenants, powers and provisions which the Lender considers appropriate to protect its interests.
6.4	Obligation to comply with notice
The Borrower and the Corporate Guarantor shall comply with a notice under Clause 6.1 by the date specified in the notice.
7.	FEES AND EXPENSES
7.1	Reimbursement of expenses
The Borrower shall reimburse to the Lender on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses) and taxes thereon incurred by the Lender in connection with the negotiation, preparation and execution of this Agreement, the Amended and Restated Loan Agreement, the Amended and Restated Corporate Guarantee and any other Finance Document to be executed thereunder.
8.	NOTICES
8.1	General
The provisions of clause 26 (Notices) of the Loan Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.
9.	SUPPLEMENTAL
9.1	Counterparts
This Agreement may be executed in any number of counterparts.

9.2.	THIRD PARTY RIGHTS
No person who is not a party to this Agreement has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.
10.	LAW AND JURISDICTION
10.1	Governing law
This Agreement, and any non-contractual obligations arising out of, or in connection with, it shall be governed by and construed in accordance with English law.
10.2	Incorporation of the Loan Agreement provisions
The provisions of clause 28 (Law and Jurisdiction) of the Loan Agreement, as amended and restated by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.
THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE 1
CONDITIONS PRECEDENT DOCUMENTS
The following are the documents referred to in Clause 3.2:
1	a duly executed original of this Agreement (duly acknowledged by the Approved Manager and any other Security Party confirming their agreement to the terms and conditions of the same), the Pledge and Security Agreement and the Control Agreement;
2	copies of resolutions passed at a meeting of the board of directors and, other than in the case of the Corporate Guarantor, shareholders of:
(a)	the Borrower and the Corporate Guarantor evidencing approval of this Agreement, the Pledge and Security Agreement and the Control Agreement and authorising appropriate officers or attorneys to execute the same;
(b)	the Additional Owners evidencing approval of this Agreement and authorising appropriate officers or attorneys to execute the acknowledgement of the same.
3	the original of any power of attorney issued by the Borrower, the Corporate Guarantor and each Additional Owner pursuant to such resolutions aforesaid;
4	evidence that the relevant UCC statement in respect of the Pledge and Security Agreement has been filed;
5	such documentary evidence as the Lender and its legal advisors may require in relation to the authorisation and execution, in the case of Ocean Rig and acknowledgement, in the case of ASTT, of the Control Agreement;
6	copies of all governmental and other consents, licences, approvals and authorisations as may be necessary to authorise the performance by each of the Borrower , the Corporate Guarantor and any other Security Party of its obligations under this Agreement, the Amended and Restated Loan Agreement, the Pledge and Security Agreement and the Control Agreement and the execution, validity and/or enforceability of the same;
7	favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Republic of Malta, Republic of Marshall Islands, New York and such other relevant jurisdictions as the Lender may require;
8	written confirmation (in a form acceptable to the Lender) that each Borrower has complied at all times and in all respects with all relevant legislation and regulations applicable to it for the protection of the rights of its employees; and
9	any other document or evidence as the Lender may request in writing from the Borrower.
Every copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the Borrower or the lawyers of the Borrower.

EXECUTION PAGE

BORROWER

SIGNED by	)
Dimitrios Glynos	)
for and on behalf of	)	/s/ Dimitrios Glynos
IALYSOS OWNING COMPANY LIMITED	)
in the presence of:	)

/s/ Vassiliki Georgopoulos	)
Vassiliki Georgopoulos	)
Solicitor Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens, Greece	)

CORPORATE GUARANTOR

SIGNED by	)
Dimitrios Glynos	)
for and on behalf of	)	/s/ Dimitrios Glynos
DRYSHIPS INC.	)
in the presence of:	)

/s/ Vassiliki Georgopoulos	)
Vassiliki Georgopoulos	)
Solicitor Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens, Greece	)

LENDER

SIGNED by	)
Jason Dallas	)	/s/ Jason Dallas
Katarina Plesia	)	/s/ Katarina Plesia
for and on behalf of	)
PIRAEUS BANK S.A.	)
in the presence of:	)

/s/ Nadine Akleh	)
Nadine Akleh	)
Solicitor Watson, Farley & Williams 348 Syngrou Avenue 176 74 Kallithea Athens, Greece	)

COUNTERSIGNED this 23rd day of December 2014 by each of Boone Star Owners Inc., Iokasti Owning Company Limited and TMS Bulkers Ltd. which, by its execution hereof confirms and acknowledges that it has read and understood the terms and conditions of the above Agreement, that it agrees in all respects to the same and that the Finance Documents to which each is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement and any other Finance Document.

/s/ Dimitrios Glynos
Dimitrios Glynos
for and on behalf of
BOON STAR OWNERS INC.

/s/ Dimitrios Glynos
Dimitrios Glynos
for and on behalf of
IOKASTI OWNING COMPANY LIMITED

_______________________________
for and on behalf of
TMS BULKERS LTD.

Dated 23 December 2014

COUNTERSIGNED this 23rd day of December 2014 by each of Boone Star Owners Inc., Iokasti Owning Company Limited and TMS Bulkers Ltd. which, by its execution hereof confirms and acknowledges that it has read and understood the terms and conditions of the above Agreement, that it agrees in all respects to the same and that the Finance Documents to which each is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement and any other Finance Document. for and on behalf of

_______________________________
for and on behalf of
BOON STAR OWNERS INC.

_______________________________
for and on behalf of
IOKASTI OWNING COMPANY LIMITED

/s/ Dr. Adriano Cefai
Dr. Adriano Cefai
Director
Mare Services Ltd.
5/1 Merchants Street
Valletta 1171
for and on behalf of
TMS BULKERS LTD.

Dated 23 December 2014

Date 13 March 2008 as amended and restated
on 25 January 2010, 25 August 2010 respectively,
as amended and supplemented on 16 September 2011,
as novated, amended and restated on 29 November 2010,
as amended and restated on 1 August 2013
and as further amended and restated on ~~1 August 2013~~ December 2014

IALYSOS OWNING COMPANY LIMITED
as Borrower

and

PIRAEUS BANK S.A. (also known as PIRAEUS BANK, A.E.)
as Lender

LOAN AGREEMENT
relating to a loan facility of (originally) up to US$130,000,000

WATSON FARLEY
&
WILLIAMS

Index
Clause		Page

1	Interpretation	1
2	Facility	~~17~~18
3	Interest	18
4	Interest Periods	20
5	Default Interest	20
6	Repayment and Prepayment	21
7	Conditions Precedent	24
8	Representations and Warranties	24
9	General Undertakings	27
10	Corporate Undertakings	31
11	Insurance	31
12	Ship Covenants	36
13	Security Cover	~~39~~40
14	Payments and Calculations	42
15	Application of Receipts	~~42~~43
16	Application of Earnings	~~43~~44
17	Events of Default	45
18	Expenses	[4]9
19	Indemnities	50
20	No Set-off or Tax Deduction	51
21	Illegality, etc.	52
22	Increased Costs	53
23	Set-off	~~53~~54
24	Transfers and Changes in Lending Office	55
25	Variations and Waivers	55
26	Notices	~~55~~56
27	Supplemental	57
28	Law and Jurisdiction	~~57~~58
Schedule 1 Condition Precedent Documents		60
Execution Page		61

THIS AGREEMENT is made on 13 March 2008 as amended and restated by the First Amending and Restating Agreement, the Second Amending and Restating Agreement, as amended and supplemented by the Supplemental Letter, as novated, amended and restated by the Deed of Novation, Amendment and Restatement ~~and further~~, as amended and restated by the Fourth Amending and Restating Agreement and as further amended and restated by the Fifth Amending and Restating Agreement (each as defined below)
BETWEEN
(1)	IALYSOS OWNING COMPANY LIMITED, a corporation incorporated and existing in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, The Marshall Islands (the "Borrower"); and
(2)	PIRAEUS BANK ~~A.E~~ S.A. (also known as PIRAEUS BANK A.E.), acting through its branch at ~~47 49 Akti Miaouli~~4 Amerikis Street, ~~185 36 Piraeus~~ 105 64, Athens, Greece (as "Lender").
BACKGROUND
The Lender has made available to the Original Borrowers (whose rights, obligations and liabilities hereunder have been novated to the Borrower pursuant to the Deed of Novation, Amendment and Restatement), on a joint and several basis, a loan facility of (originally) US$130,000,000 for the purpose (originally) of providing liquidity to the Original Borrowers and their parent company Dryships Inc., for their general corporate purposes.
IT IS AGREED as follows:
1                  INTERPRETATION
1.1                  Definitions
Subject to Clause 1.5, in this Agreement:
"Accounts" means, together, the Earnings Accounts and the Deposit Account and, in the singular, means any of them;
"Accounting Information" means the annual audited consolidated accounts to be provided by the Borrower to the Lender in accordance with Clause 9.6(a) of this Agreement or the semi-annual unaudited accounts to be provided by the Borrower to the Lender in accordance with Clause 9.6(b) of this Agreement;
"Additional Charter Assignment" means, in relation to any Approved Charter applicable to an Additional Ship, a second priority specific assignment of that Approved Charter executed or to be executed by the Additional Owner owning that Additional Ship in favour of the Lender in such form as the Lender may approve or require and, in the plural, means both of them;
"Additional Finance Documents" means, together, the Additional Guarantees, the Additional Mortgages and the Additional Charter Assignments and, in the singular, means any of them;
"Additional Guarantee" means, in relation to each Additional Owner, the guarantee of the obligations of the Borrower under this Agreement executed or to be executed by that

Additional Owner in favour of the Lender in such form as the Lender may approve or require and, in the plural, means both of them;
"Additional Mortgage" means, in relation to each Additional Ship, the second priority Maltese statutory mortgage over that Additional Ship executed or to be executed by the Additional Owner owning that Additional Ship (as amended and supplemented by the Mortgage Addendum relative to that Additional Ship) in favour of the Lender in such form as the Lender may approve or require and, in the plural, means both of them;
"Additional Owner" means each of Boone and Iokasti and, in the plural, means both them;
"Additional Owners Loan" means the principal amount for the time being outstanding under the Additional Owners Loan Agreement;
"Additional Owners Loan Agreement" means the loan agreement dated 5 October 2007 as amended and supplemented from time to time entered into between (i) the Additional Owners as joint and several borrowers and (ii) the Lender as lender pursuant to which the Lender made available to the Additional Owners a loan facility of (originally) $90,000,000;
"Additional Security Period" means he period commencing on the date of the Fifth Amending and Restating Agreement and ending on 31 December 2014 at 23:59 New York time (inclusive);
"Additional Ship" means each of "SAMATAN" and "GALVESTON" and, in the plural, means both of them;
"Annapolis" means Annapolis Shipping Company Limited, a company incorporated in Malta, whose registered office is at 5/2 Merchants Street, Valletta, Malta;
"Applicable LIBOR Period" means the period commencing on ~~17 September 2012~~1 January 2014 (inclusive) and ending on 31 December ~~2013~~  2014 (inclusive);
"Approved Charter" means:
(a)	in relation to the Collateral Ship:
(i)	during the Charter Period, the Charter; and
(ii)	at all times thereafter, any other time charter party of that Ship to be entered by the Borrower and a charterer in all respects acceptable to the Lender, exceeding or which, by virtue of any optional extensions is capable of exceeding, 12 months in duration as the same may be amended or supplemented from time to time in favour and substance in all respects acceptable to the Lender; and
(b)	in relation to an Additional Ship, any time charter party in respect of that Ship to be entered by the Additional Owner owning that Ship and a charterer in all respects acceptable to the Lender, exceeding or which, by virtue of any optional extensions is capable of exceeding, 12 months in duration as the same may be amended or supplemented from time to time in favour and substance in all respects acceptable to the Lender, and, in the plural, means all of them;
"Approved Manager" means in relation to each Ship:
(a)	Cardiff Marine Inc. a corporation incorporated under the laws of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia maintaining a ship management office at Omega Building, 80 Kifissias Avenue, 151 25 Maroussi, Greece; or
(b)	subject to Clause 12.15, TMS Bulkers Ltd. a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960, Republic of the Marshall Islands maintaining, a ship management office at 8 Ag. Konstantinou street & Kifisias Avenue, 151 24 Marousi, Greece, or any other company which the Lender may reasonably approve as the commercial, technical and/or operational manager of that Ship;
"Approved Manager's Undertaking" means, in relation to each Ship, a letter of undertaking executed or to be executed by the Approved Manager in favour of the Lender in such form as the Lender may approve or require agreeing certain matters in relation to the management of that Ship and subordinating the rights of the Approved Manager against the Ship and the relevant Borrower or, as the case may be, Owner thereof to the rights of the Lender under the Finance Documents and, in the plural, means any of them;
"Approved Stock Exchange" means NASDAQ or any other stock exchange acceptable to the Lender;
"ASTT" means American Stock Transfer & Trust Company a company whose address is American Stock Transfer & Trust Company, LLC Attn: Relationship Management, 6201 15th Avenue Brooklyn, NY 11219
"Balloon Instalment" has the meaning given to it in Clause 6.1;
"Boone" means Boone Star Owners Inc., a corporation incorporated in the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;
"Borrower" means Ialysos Owning Company Limited, a corporation incorporated in the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;
"Business Day" means a day on which banks are open in London, Athens and Piraeus and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York City;
"Charter" means, in respect of the Collateral Ship, the time charter dated 6 March 2008 entered into between Arleta Navigation Company Limited, a member of the Group, as owner of m.v. "XANADU, a Fleet Vessel which has been substituted by the Collateral Ship pursuant to clause 106 thereof, and SK Shipping Co., Ltd. of Seoul, Korea as charterer (as amended and supplemented by addenda nos. 1, 2 and 3 dated 31 July 2008, 29 July 2008 and 27 April 2009 respectively);
"Charter Assignment" means:
(a)	in relation to the Collateral Ship, a specific assignment of the rights of the Borrower under an Approved Charter relating to that Ship, pursuant to Clause 9.16 and any guarantee of such charter, to be executed by the Borrower in favour of the Lender in such form as the Lender may approve or require and, in the plural, means all of them; and
(b)	in relation to an Additional Ship, any Additional Charter Assignment relative to that Additional Ship,

and, in the plural, means all of them;
"Charter Period" means the period during which the Collateral Ship shall be subject to the Charter;
"Collateral Ship" means the 2009-built Panamax bulk carrier of 75,206 metric tons deadweight registered in the ownership of the Borrower under the Maltese flag with the name "AMALFI";
"Compliance Date" means 30 June and 31 December in each calendar year (or such other dates as of which the Corporate Guarantor prepares its consolidated financial statements which the Borrower is required to deliver to the Lender pursuant to Clause 9.6);
"Commitment" means $130,000,000 as that amount may be reduced, cancelled or terminated in accordance with this Agreement;
"Confirmation" and "Early Termination Date" in relation to any continuing Transaction, have the meanings given in the Master Agreement;
"Contractual Currency" has the meaning given in Clause 19.4;
"Control Agreement" means, in respect of the Pledge and Security Agreement, a control agreement in respect of the control and ownership of the Required Shares executed between the Corporate Guarantor, Ocean Rig as issuer and the Lender in such form as the Lender may approve or require;
"Corporate Guarantee" means a guarantee executed or to be executed by the Corporate Guarantor in favour of the Lender in such form as the Lender may approve or require;
"Corporate Guarantor" means Dryships Inc., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960;
"Deed of Covenant" means in relation to a Ship, a deed of covenant collateral to the relevant Mortgage in such form as the Lender may approve or require and, in the plural, means all of them;
Deed of Novation, Amendment and Restatement" means the deed of novation, amendment and restatement dated 29 November 2010 and made between (inter alias) (i) the Original Borrowers as substituted borrowers, (H) the Borrower as substituting borrower and (iii) the Lender as lender setting out the terms and conditions on which this Agreement was novated, amended and restated;
"Deposit Account" means a deposit account in the name of the Borrower with the Lender designated "Ialysos Owning Company Limited - Deposit Account";
"Deposit Account Pledge" means the deed of pledge in respect of Deposit Account to be executed by the Borrower in favour of the Lender in such form as the Lender may approve or require;
"Dollars" and "$" means the lawful currency for the time being of the United States of America;
"Drawdown Date" means 14 March 2008, being the date on which the Loan was actually advanced to the Original Borrowers;
"Drawdown Notice" means a notice in the form set out in Schedule 1 (or in any other form which the Lender approves or reasonably requires);

"Earnings" means, in relation to each Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower which is the owner of such Ship and which arise out of the use or operation of such Ship, including (but not limited to):
(a)	all freight, hire and passage moneys, compensation payable to the relevant Borrower or, as the case may be, Owner in the event of requisition of its Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of such Ship;
(b)	all moneys which are at any time payable under Insurances in respect of loss of earnings; and
(c)	if and whenever such Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to such Ship;
"Earnings Account" means:
(a)	in the case of the Collateral Ship, an earnings account in the name of the Borrower with the Lender in Piraeus designated "Ialysos Owning Company Limited — Earnings Account";
(b)	in the case of "GALVESTON", an earnings account in the name of Iokasti with the Lender in Piraeus designated "Iokasti Shipping Company Limited - Earnings Account"; and
(c)	in the case of "SAMATAN", an earnings account in the name of Boone with the Lender in Piraeus designated "Boone Star Owners Inc. - Earnings Account", or, in any case, any other account (with that or another office of the Lender or with a bank or financial institution other than the Lender) which is designated by the Lender as the Earnings Account for the relevant Ship for the purposes of this Agreement and, in the plural, means all of them;
"Earnings Account Pledge" means, in relation to each Earnings Account, the deed of pledge in respect of that Earnings Account to be executed by the relevant Owner in favour of the Lender in such form as the Lender may approve or require and, in the plural, means all of them;
"Effective Date" has the meaning given to it in clause 1.2 of the ~~Fourth~~Fifth Amending and Restating Agreement;
"Environmental Claim" means:
(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or
(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident, and "claim" means a claim for damages, compensation, fines, penalties or any other payment of any kind, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

"Environmental Incident" means:
(a)	any release of Environmentally Sensitive Material from a Ship; or
(b)	any incident in which Environmentally Sensitive Material is released from a vessel other than a Ship and which involves a collision between a Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or an Owner and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or
(c)	any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where an Owner and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;
"Environmental Law" means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;
"Environmentally Sensitive Material" means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;
"Event of Default" means any of the events or circumstances described in Clause 17.1;
"Excess Earnings Period" means the period commencing on 30 June 2013 (inclusive) and ending on 31 December 2014 (inclusive);
"Farat" means Farat Shipping Company Limited, a company incorporated in Malta, whose registered office is at 5/2 Merchants Street, Valletta, Malta;
"Fifth Amending and Restating Agreement" means the amending and restating agreement dated __ December 2014 and made between (inter alia the Borrower and the Lender setting out the terms and conditions upon which  this Agreement was amended and restated
"Finance Documents" means:
(a)	this Agreement;
(b)	the Deed of Novation, Amendment and Restatement;
(c)	the First Amending and Restating Agreement;
(d)	the Second Amending and Restating Agreement;
(e)	the Fourth Amending and Restating Agreement;
(f)	the Fifth Amending and Restating Agreement;
(g)	~~(f)~~the Supplemental Letter;
(h)	~~(g)~~the Master Agreement;
(i)	~~(h)~~the Master Agreement Assignment;

(j)	~~(i)~~the Corporate Guarantee;
(k)	~~(j)~~the General Assignments;
(l)	~~(k)~~the Mortgages;
(m)	~~(l)~~the Deeds of Covenants;
(n)	~~(m)~~the Earnings Account Pledges;
(o)	~~(n)~~the Deposit Account Pledge;
(p)	~~(o)~~the Approved Manager's Undertaking;
(q)	~~(p)~~any Charter Assignment;
(r)	~~(q)~~the Additional Finance Documents;
(s)	~~(r)~~the Pledge and Security Agreement;
(t)	~~(s)~~the Control Agreement; and
(u)	~~(t)~~any other document (whether creating a Securityor not) which is Interest executed at any time by the Borrower or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lender under this Agreement or any of the other documents referred to in this definition;
"Financial Indebtedness" means, in relation to a person (the "debtor"), a liability of the debtor:
(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;
(b)	under any loan stock, bond, note or other security issued by the debtor;
(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;
(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;
(e)	under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or
(f)	under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person;
"First Amending and Restating Agreement" means the amending and restating agreement dated 25 January 2010 and made between (inter alia) the Original Borrowers and the Lender setting out the terms and conditions upon which this Agreement was amended and restated;

"Fleet Vessels" means, together, all of the vessels (including, but not limited to, the Ships) owned from time to time by members of the Group;
"Fourth Amending and Restating Agreement" means the amending and restating agreement dated 1 August 2013 and made between (inter alia) the ~~Original~~ Borrower and the Lender setting out the terms and conditions upon which this Agreement was amended and restated;
"General Assignment" means a general assignment of the Earnings, the Insurances and the Requisition Compensation of the Collateral Ship to be executed by the Borrower in favour of the Lender in such form as the Lender may approve or require;
"Group" means the Corporate Guarantor and its subsidiaries (whether direct or indirect and including, but not limited to, the Borrower and each Additional Owner) from time to time during the Security Period and "member of the Group" shall be construed accordingly;
"Insurances" means, in relation to each Ship:
(a)	all policies and contracts of insurance, including entries of such Ship in any protection and indemnity or war risks association, which are effected in respect of such Ship, its Earnings or otherwise in relation to it; and
(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium;
"Interest Period" means, in relation to the Loan, a period determined in accordance with Clause 4;
"Iokasti" means Iokasti Owning Company Limited, a corporation incorporated under the laws of Republic of Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;
"ISM Code" means, in relation to its application to the Owners, the Ships and their operation:
(a)	The International Management Code for the Safe Operation of Ships and for Pollution Prevention, currently known or referred to as the "ISM Code", adopted by the Assembly of the International Maritime Organisation by Resolution A.741(18) on 4th November, 1993 and incorporated on 19th May, 1994 into chapter IX of the International Convention for the Safety of Life at Sea 1974 (SOLAS 1974); and
(b)	all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the International Maritime Organisation or any other entity with responsibility for implementing the ISM Code, including without limitation, the 'Guidelines on implementation or administering of the International Safety Management (ISM) Code by Administrations' produced by the International Maritime Organisation pursuant to Resolution A.788(19) adopted on 25th November, 1995, as the same may be amended, supplemented or replaced from time to time;
"ISM Code Documentation" includes, in relation to a Ship:
(a)	the document of compliance (DOC) and safety management certificate (SMC) issued pursuant to the ISM Code in relation to such Ship within the periods specified by the ISM Code;

(b)	all other documents and data which are relevant to the ISM SMS and its implementation and verification which the Lender may require; and
(a)	any other documents which are prepared or which are otherwise relevant to establish and maintain such Ship's compliance or the compliance by the Borrower owning such Ship with the ISM Code which the Lender may require;
"ISM SMS" means, in relation to a Ship, the safety management system for such Ship which is required to be developed, implemented and maintained under the ISM Code;
"ISPS Code" means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organisation ("IMO") now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended) and the mandatory ISPS Code as adopted by a Diplomatic Conference of the IMO on Maritime Security in December 2002 and includes any amendments or extensions to it and any regulation issued pursuant to it but shall only apply insofar as it is applicable law in Malta and any jurisdiction on which such Ship is operated;
"ISPS Code Documentation" includes:
(a)	the International Ship Security Certificate issued pursuant to the ISPS Code in relation to each Ship within the period specified in the ISPS Code; and
(a)	all other documents and data which are relevant to the ISPS Code and its implementation and verification which the Lender may require;
"Lansat" means Lansat Shipping Company Limited, a company incorporated in Malta, whose registered office is at 5/2 Merchants Street, Valletta, Malta;
"Lender" means Piraeus Bank ~~A.E~~ S.A. (also known as Piraeus Bank A.E.), acting through its branch at ~~47 49 Akti Miaouli~~4 Amerikis Street, ~~185 36 Piraeus~~ 105 64, Athens, Greece;
"Leverage Ratio" means, any relevant time, the ratio (expressed as a percentage) of:
(a)	the Total Liabilities; and
(b)	the Market Value Adjusted Total Assets (including, without limitation, the Ships);
"LIBOR" means for an Interest Period:
~~(a)~~	~~during the Applicable Period, 2,30 per cent. per annum;~~
~~(b)~~	~~at all other times:~~
(a)	~~(i)~~ the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on ~~Reuters BBA Page LIBOR 01 at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period (and, for the purposes of this Agreement, "Reuters BBA Page LIBOR 01" means the display designated as "Reuters BBA Page LIBOR 01" on the Reuters Money News Service or such other page as may replace BBA Page LIBOR 01 on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollars)~~ the Screen Rate; or
(b)	if no rate is quoted on the Screen Rate:

(i)	during the Applicable LIBOR Period the rate per annum determined by the Lender in accordance with Clauses 3.5, 3.6 and 3.7 of this Agreement and
(i)	~~(ii)if no rate is quoted on ReutersBBA Page LIBOR 01~~at all other times thereafter, the rate per annum determined by the Lender to be the rate per annum which leading banks in the London Interbank Market offer for deposits in Dollars in the London Interbank Market at or about 11.00 a.m. (London time) on the second Business Day prior to the commencement of that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it;
"Loan" means the principal amount for the time being outstanding under this Agreement;
"Major Casualty" means any casualty to a Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $500,000 or the equivalent in any other currency;
"Margin" means:
(a)	during the Margin Applicable Period, ~~1.75~~ 4.85 per cent. per annum; and
(b)	at all other times thereafter:
(i)	2.60 per cent. per annum at any time when the Security Cover Ratio is ~~equal to or~~-less than 125 per cent.; and
(ii)	~~(ii)~~.75 per cent. per annum at any time when the Security Cover Ratio is equal to or more than 125 per cent. Provided that (A) the Corporate Guarantor has been released from all its obligations under the Pledge and Security Agreement and (B) no Event of Default or Potential Event of Default has occurred and is continuing at the an relevant time;
"Margin Applicable Period" means, in respect of the period commencing on 19 March 2014 (inclusive) and ending on 31 December 2014 (inclusive).
"Market Value" means, in relation to the Collateral Ship and each Fleet Vessel, the market value of that Ship or Fleet Vessel determined in accordance with Clause 13.3;
"Market Value Adjusted Total Assets" means, at any time, Total Assets adjusted to reflect the Market Value of all Fleet Vessels;
"Master Agreement" means the master agreement (on the 1992 ISDA (Multicurrency-Crossborder) form) made or to be between the Borrower and the Lender and includes all Transactions from time to time entered into and Confirmations from time to time exchanged thereunder;
"Master Agreement Assignment" means the assignment of the Master Agreement executed or to be executed by the Borrower in favour of the Lender in such form as the Lender may approve or require;
"Minimum Deposit" means at any relevant date during the Waiver Period, an amount in aggregate equal to the repayment instalments payable during the consecutive 12-month period immediately following such date pursuant to this Agreement;
"Mortgage" means:

(a)	in the case of the Collateral Ship, the first priority Maltese mortgage over that Ship executed by the Borrower in favour of the Lender (as amended and supplemented by the relevant Mortgage Addendum); and
(b)	in the case of each Additional Ship, the relevant Additional Mortgage (as amended and supplemented by the relevant Mortgage Addenda), each in such form as the Lender may approve or require and in the plural means all of them;
"Mortgage Addendum" means:
(a)	elation to the Collateral Ship, the first addendum to the Mortgage on that Ship, executed or, as the context may require, to be executed by the Borrower;
(b)	elation to each Additional Ship, each of the first addendum and the second addendum to the Mortgage on that Additional Ship, executed or, as the context may require, to be executed by the relevant Additional Owner, in favour of the Lender in such form as the Lender may approve or require and, in the plural, means all of them;
"Mortgaged Ship" means any Ship which, at the relevant time, is subject to a Mortgage; "Negotiation Period" has the meaning given in Clause 3.7;
"Net Income" means, in relation to each financial year of the Corporate Guarantor, the aggregate income of the Group appearing in the Accounting Information for that financial year less the aggregate of:
(a)	the amounts incurred by the Group during that financial year as expenses of its business;
(b)	depreciation, amortisation and all interest in respect of all Financial Indebtedness of the Group paid by all members of the Group during that financial year;
(c)	Net Interest Expenses;
(d)	taxes; and
(e)	other items charged to the Corporate Guarantor's consolidated profit and loss account for the relevant financial year;
"Net Interest Expenses" means, as of any date of determination, the aggregate of all interest, commitment and other fees, commissions, discounts and other costs, charges or expenses accruing due from all the members the Group during that accounting period less interest income received, determined on a consolidated basis in accordance with generally accepted accounting principles and as shown in the consolidated statements of income for the Group in the applicable Accounting Information;
"Ocean Rig" means Ocean Rig UDW Inc. a corporation incorporated in The Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, the Marshall Islands;
"Original Borrower" means each of Annapolis, Farat and Lansat and, in the plural, means all of them;
"Owners" means, together, the Borrower and the Additional Owners and, in the singular, means any of them;

"GALVESTON" means the 2002-built bulk carrier vessel of 30,928 gross registered tons and 16,341 net registered tons having IMO Number 9257060 and registered in the ownership of Iokasti under Maltese flag with the name "GALVESTON";
"Payment Currency" has the meaning given in Clause 19.4;
"Permitted Security Interests" means:
(a)	Security Interests created by the Finance Documents;
(b)	liens for unpaid master's and crew's wages in accordance with usual maritime practice;
(c)	liens for salvage;
(d)	liens arising by operation of law for not more than 2 months' prepaid hire under any charter in relation to a Ship not prohibited by this Agreement;
(e)	liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Owner owning such Ship in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 12.12(g);
(f)	any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where the Borrower is actively prosecuting or defending such proceedings or arbitration in good faith; and
(g)	Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;
"Pertinent Document" means:
(a)	any Finance Document;
(b)	any policy or contract of insurance contemplated by or referred to in Clause 11 or any other provision of this Agreement or another Finance Document;
(c)	any other document contemplated by or referred to in any Finance Document; and
(d)	any document which has been or is at any time sent by or to the Lender in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c);
"Pertinent Jurisdiction", in relation to a company, means:
(a)	England and Wales;
(b)	the country under the laws of which the company is incorporated or formed;
(c)	a country in which the company's central management and control is or has recently been exercised;
(d)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(e)	a country in which assets (including, without limitation, the Ships) of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority; and
(f)	a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c);
"Pertinent Matter" means:
(a)	any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or
(b)	any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a), and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing;
"Pledge and Security Agreement" means, in respect of the Required Shares, a pledge and security agreement executed by the Corporate Guarantor in favour of the Lender pursuant to Clause 9.19 in such form as the Lender may approve or require;
"Potential Event of Default" means an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Lender and/or the satisfaction of any other condition, would constitute an Event of Default;
"Quotation Date" means, in relation to any Interest Period (or any other period for which an interest rate is to be determined under any provision of a Finance Document), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period;
"Relevant Charter" has the meaning given to it in Clause 13.3;
"Repayment Date" means a date on which a repayment is required to be made under Clause 6;
"Required Shares" has the meaning given to it in Clause 9.19;
"Requisition Compensation" includes, in relation to a Ship, all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss";
"SAMATAN" means the 2001-built bulk carrier vessel of 40,437 gross registered tons and 25,855 net registered tons, having IMO Number 9236171 registered in the ownership of Boone under Maltese flag with the name "SAMATAN";
"Screen Rate" means the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars for the relevant period displayed on pa. eg s LIBOR01 LIBOR02 or LIBOR= of the Reuters screen (or any replacement Reuters  page which displays that rate) or on the  appropriate pie of such other information service which  publishes that rate from time to  time in place of Reuters. If such page or service ceases to be available, the Lender may specify another page or service displaying the relevant rate after consultation with the Borrowers;
"Second Amending and Restating Agreement" means the amending and restating agreement dated 25 August 2010 and made between (inter alia) the Original Borrowers and the Lender setting out the terms and conditions upon which this Agreement has been further amended and restated;
"Secured Liabilities" means all liabilities which the Borrower, the Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or any judgment relating to any Finance Document; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;
"Security Cover Ratio" means the ratio which is determined at any time by the aggregate of the amounts referred to in paragraphs (a) and (b) of Clause 13.1 over the Loan and the Swap Exposure at the relevant time;
"Security Interest" means:
(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;
(b)	the security rights of a plaintiff under an action in rem; and
(c)	any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;
"Security Party" means the Corporate Guarantor, the Additional Owners, the Approved Manager and any other person (except the Lender) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the last paragraph of the definition of "Finance Documents";
"Security Period" means the period commencing on the date of this Agreement and ending on the date on which the Lender notifies the Borrower and the Security Parties that:
(a)	all amounts which have become due for payment by the Borrower or any Security Party under the Finance Documents have been paid;
(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;
(c)	neither the Borrower nor any Security Party does has any future or contingent liability under Clause 18, 19 or 20 or any other provision of this Agreement or another Finance Document; and
(d)	the Lender does not consider that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of the Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document;

"Ships" means, together, the Additional Ships and the Collateral Ship and, in the singular, means any of them;
"Shortfall" means any shortfall in the Security Cover Ratio required to be maintained pursuant to Clause 13.1;
"Supplemental Letter" means the supplemental letter dated 16 September 2011 and made between (inter alia) the Borrower and the Lender setting out the terms and conditions upon which this Agreement was amended and supplemented;
"Swap Exposure" means, as at any relevant date, the amount certified by the Lender to be the aggregate net amount in Dollars which would be payable by the Borrower to the Lender under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Agreement if an Early Termination Date had occurred on the relevant date in relation to all continuing Transactions entered into between the Borrower and the Lender;
"Total Assets" means, the total assets of the Group as stated in the most recent Accounting Information;
"Total Liabilities" means, as at the date of calculation, the aggregate Financial Indebtedness of the Group;
"Total Loss" means, in relation to a Ship:
(a)	actual, constructive, compromised, agreed or arranged total loss of such Ship;
(b)	any expropriation, confiscation, requisition or acquisition of such Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension) unless it is within 1 month redelivered to the full control of the owner owning such Ship;
(c)	any arrest, capture, seizure or detention of such Ship (including any hijacking or theft) unless it is within 1 month redelivered to the full control of the owner owning such Ship;
"Total Loss Date" means, in relation to a Ship:
(a)	in the case of an actual loss of such Ship, the date on which it occurred or, if that is unknown, the date when such Ship was last heard of;
(b)	in the case of a constructive, compromised, agreed or arranged total loss of such Ship, the earliest of:
(i)	the date on which a notice of abandonment is given to the insurers; and
(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Borrower or, as the case may be, Owner owning such Ship, with such Ship's insurers in which the insurers agree to treat such Ship as a total loss; and
(c)	in the case of any other type of total loss, on the date (or the most likely date) on which the relevant underwriters consider that the event constituting the total loss occurred;
"Transaction" has the meaning given in the Master Agreement; and

"Waiver Period" means the period which originally commenced on 31 December 2008 and ended on 31 ~~March 2012~~ December 2013 (inclusive) and pursuant to the ~~Fourth~~ Fifth Amending and Restating Agreement the new period commencing on   ~~27 December 2012~~ 1 January 2014 (inclusive) and ending on 31 December ~~2013~~ 2014  (inclusive).
1.2            Construction of certain terms
In this Agreement:
"approved" means, for the purposes of Clause 12, approved in writing by the Lender;
"asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;
"company" includes any partnership, joint venture and unincorporated association;
"consent" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;
"contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained;
"document" includes a deed; also a letter, fax or telex;
"excess risks" means, in relation to a Ship the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which the Ship is assessed for the purpose of such claims;
"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;
"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;
"legal or administrative action" means any legal proceeding or arbitration and any administrative or regulatory action or investigation;
"liability" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;
"months" shall be construed in accordance with Clause 1.3;
"obligatory insurances" means, in relation to a Ship, all insurances effected, or which the Borrower or, as the case may be, Owner owning the Ship, is obliged to effect, under Clause 12 or any other provision of this Agreement or another Finance Document;
"parent company" has the meaning given in Clause 1.4;
"person" includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;
"policy", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;
"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 1 of the Institute Time Clauses (Hulls) (1/10/83) or clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;
"regulation" includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;
"subsidiary" has the meaning given in Clause 1.4;
"tax" includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and
"war risks" includes the risk of mines and all risks excluded by clause 23 of the Institute Time Clauses (Hulls) (1/10/83) or clause 24 of the Institute Time Clauses (Hulls) (1/11/1995).
1.3                  Meaning of "month"
A period of one or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("the numerically corresponding day"), but:
(a)	on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or
(b)	on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day; and "month" and "monthly" shall be construed accordingly.
1.4                  Meaning of "subsidiary"
A company (S) is a subsidiary of another company (P) if:
(a)	a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or
(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or
(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or
(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P; and any company of which S is a subsidiary is a parent company of S.
1.5                  General Interpretation
In this Agreement:

(a)	references in Clause 1.1 to a Finance Document or any other document being in the form of a particular appendix include references to that form with any modifications to that form which the Lender approves or reasonably requires;
(b)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;
(c)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;
(d)	words denoting the singular number shall include the plural and vice versa; and
(e)	Clauses 1.1 to 1.5 apply unless the contrary intention appears.
1.6                  Headings
In interpreting a Finance Document or any provision of a Finance Document, all clause, sub-clause and other headings in that and any other Finance Document shall be entirely disregarded.
2.                  FACILITY
2.1                  Amount of facility
The Lender has made available to the Original Borrowers (whose rights, obligations and liabilities hereunder have been novated to the Borrower pursuant to the Deed of Novation, Amendment and Restatement) a loan facility of (originally) $130,000,000, drawn in a single advance of which the current principal outstandings aggregate, on the date of the Deed of Novation, Amendment and Restatement, $32,915,200.
2.2                  ~~2.1~~Purpose of the Loan
The Borrower represents and warrants to Lender that the Loan has been used only for the purpose stated in the preamble to this Agreement.
3.                  INTEREST
3.1                  Payment of normal interest
Subject to the provisions of this Agreement, interest on the Loan in respect of each Interest Period shall be paid by the Borrower on the last day of that Interest Period.
3.2                  Normal rate of interest
Subject to the provisions of this Agreement, the rate of interest applicable to the Loan (or any part thereof) in respect of an Interest Period shall be the aggregate of the applicable Margin and LIBOR for that Interest Period.
3.3                  Payment of accrued interest
In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.
3.4                  Notification of market disruption
The Lender shall promptly notify the Borrower if~~:(a)~~no rate is quoted on ~~Reuters BBA Page LIBOR 01~~the Screen Rate or if (other than during the Applicable LIBOR Period); ~~or (b)~~for any reason the Lender is unable to obtain Dollars in the London Interbank Market in order to fund ~~or continue to fund the Loan (or any part thereof)~~an Advance during any Interest Period; or, stating the circumstances which have caused such notice to be given.
3.5                  Application of alternative rate of interest
Following the service of a notice by the Lender pursuant to Clause 3.4, but before the commencement of the Interest Period to which that notice relates, the Lender shall have the right to:
(a)	reduce (in its sole discretion) the duration of the Interest Period selected by the Borrower, unless a shorter period is not available in which case the Lender shall have the right to amend (in its sole discretion) the duration of the Interest Period selected by the Borrower; and/or
(b)	determine (in its sole discretion) the relevant rate of interest which shall apply to the Loan during that Interest Period and which shall be the aggregate of (i) the applicable Margin and (ii) either:
(i)	the arithmetic mean of the rates per annum offered, on the relevant Quotation Date, for deposits in Dollars for a period equal to, or as near as possible to, the relevant Interest Period which appear on the electronic pages (together, the "Applicable Screen Rates") of (aa) KLIEMM (Carl Kliem GmbH), (bb) USDDEPO=ICAP (°cap Plc) and (cc) USDDEPO=TTLK (Tullet Prebon Plc) on the Reuters Money News Services or
(ii)	if:
(a)	for any reason, there are no Applicable Screen Rates available on the relevant Quotation Date; or
(b)	the Applicable Screen Rates (or any of them) do not reflect the rates given in the interbank market on that Quotation Date, the rate per annum, expressed as a percentage, which reflects the cost to the Lender of funding the Loan (or any part thereof) during that Interest Period from whichever alternative sources are available to the Lender (and as it may select in its sole discretion) in Dollars or in any available currency,
(the "Alternative Rate").
The Lender shall promptly notify the Borrower in writing of any Alternative Rate and any change to the Interest Period selected initially by the Borrower arising through the operation of this Clause 3.5.
3.6                  Negotiation of alternative basis for funding
If the Borrower does not agree with the Alternative Rate it shall notify the Lender in writing not later than 2 days after the date on which the Borrower serves its notice pursuant to Clause 3.5. The Borrower and the Lender shall use reasonable endeavours to agree, within 10 days after the date on which the Borrower serves their notice of objection to the Alternative Rate (the "Negotiation Period"), an alternative basis (including, but not limited to, an alternative interest period, funding in an alternative currency or currencies and an alternative margin which, for the avoidance of doubt, shall reflect the Lender's cost of funding) for the Lender to continue to fund the Loan during the Interest Period concerned.

3.7                  Application of alternative rate of interest Any
Alternative Rate or an alternative basis for the Lender to continue to fund the Loan shall take effect in accordance with the terms notified by the Lender pursuant to Clause 3.5 or, as the case may be, upon the terms agreed pursuant to Clause 3.6. The alternative basis shall continue to apply if the relevant circumstances are continuing at the end of the applicable Interest Period (in the case of the Alternative Rate) or interest period so set by the Lender (in each other case) and for so long as the Lender and the Borrower is in agreement as to the alternative basis for funding.
3.8                  Prepayment
If the Borrower does not agree with the Interest Period and/or Alternative Rate set by the Lender pursuant to Clause 3.5 and an alternative basis for funding the Loan (or any part thereof) is not agreed pursuant to Clause 3.6 within the Negotiation Period, the Borrower shall prepay the Loan upon demand by the Lender together with all accrued interest thereon at the applicable rate plus the applicable Margin.
4.                  INTEREST PERIODS
4.1                  Duration of normal Interest Periods
Subject to Clauses 4.2 and 4.3, each Interest Period shall be:
(a)	3, 6 or 9 months as notified by the Borrower to the Lender not later than 11.00 a.m. (Athens time) 2 Business Days before the commencement of the Interest Period; or
(b)	3 months, if the Borrower fails to notify the Lender by the time specified in paragraph (a); or
(c)	such other period as the Lender may agree with the Borrower.
4.2                  Duration of Interest Periods for repayment instalments
In respect of an amount due to be repaid under Clause 6 on a particular Repayment Date, an Interest Period shall end on that Repayment Date.
4.3                  Non-availability of matching deposits for Interest Period selected
If, after the Borrower has selected and the Lender has agreed an Interest Period longer than 6 months, the Lender notifies the Borrower by 11.00 a.m. (Athens time) on the third Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 6 months.
5.                  DEFAULT INTEREST
5.1                  Payment of default interest on overdue amounts
The Borrower shall pay interest in accordance with the following provisions of this Clause 5 on any amount payable by the Borrower under any Finance Document which the Lender does not receive on or before the relevant date, that is:
(a)	the date on which the Finance Documents provide that such amount is due for payment; or
(b)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)	if such amount has become immediately due and payable under Clause 17.4, the date on which it became immediately due and payable.
5.2                  Default rate of interest
Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Lender to be 2 per cent. above:
(a)	in the case of an overdue amount of principal, the higher of the rates set out at Clauses 5.3(a) and (b); or
(b)	in the case of any other overdue amount, the rate set out at Clause 5.3(b).
5.3                  Calculation of default rate of interest
The rates referred to in Clause 5.2 are:
(a)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period);
(b)	the applicable Margin plus, in respect of successive periods of any duration (including at call) up to 3 months which the Lender may select from time to time:
(i)	LIBOR; or
(ii)	if the Lender determines that Dollar deposits for any such period are not being made available to it by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Lender by reference to the cost of funds to it from such other sources as the Lender may from time to time determine.
5.4                  Notification of interest periods and default rates
The Lender shall promptly notify the Borrower of each interest rate determined by it under Clause 5.3 and of each period selected by it for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrower is liable to pay such interest only with effect from the date of the Lender's notification.
5.5                  Payment of accrued default interest
Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined.
5.6                  Compounding of default interest
Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.
5.7                  Application to Master Agreement
For the avoidance of doubt, this Clause 5 does not apply to any amount payable under the Master Agreement in respect of any continuing Transaction as to which section 2(e) (Default Interest; Other Amounts) of the Master Agreement shall apply.
6.                  REPAYMENT AND PREPAYMENT
6.1                  Repayment instalments

Save as previously repaid or prepaid, the Borrower shall repay the Loan by (i) 4 equal instalments in the amount of $1,337,160 each and (ii) a balloon payment of $27,566,560 (the "Balloon Instalment") on the Repayment Dates referred to in Clause 6.2.
6.2                  Repayment Dates
The Repayment Dates referred to in Clause 6.1 are as follows:
(a)	19 March 2013, in the case of the first repayment instalment;
(b)	17 June 2013, in the case of the second repayment instalment;
(c)	17 December 2014, in the case of the third repayment instalment; and
(d)	13 March 2015, in the case of the fourth repayment instalment and the Balloon Instalment.
6.3                  Final Repayment Date
On the final Repayment Date, the Borrower shall additionally pay to the Lender all other sums then accrued or owing under any Finance Document.
6.4                  Voluntary prepayment
Subject to the following conditions, the Borrower may prepay the whole or any part of it at any time.
6.5                  Conditions for voluntary prepayment
The conditions referred to in Clause 6.4 are that:
(a)	a partial prepayment shall be $500,000 or a multiple of $500,000;
(b)	the Lender has received from the Borrower at least 1 Business Day's prior written notice specifying the amount to be prepaid, the date on which the prepayment is to be made and, as the case may be, the details of the Borrower's account to be debited with the amount to be prepaid; and
(c)	the Borrower has provided evidence satisfactory to the Lender that any consent required by the Borrower or any Security Party in connection with the prepayment has been obtained and remains in force, and that any regulation relevant to this Agreement which affect the Borrower or any Security Party has been complied with.
6.6                  Effect of notice of prepayment
A prepayment notice shall be irrevocable and may not be withdrawn or amended without the consent of the Lender and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.
6.7                  Mandatory prepayment
The Borrower shall be obliged to prepay the Loan if the Collateral Ship is sold or becomes a Total loss:
(a)	if that Ship is sold, on or before the date on which the sale is completed by delivery of such Ship to the buyer; or

(b)	if that Ship becomes a Total Loss, on the earlier of the date falling 180 days after the Total Loss Date and the date of receipt by the Lender of the proceeds of insurance relating to such Total Loss.
6.8                  Amounts payable on prepayment
A prepayment shall be made together with accrued interest (and any other amount payable under Clause 19 or otherwise) in respect of the amount prepaid and, if the prepayment is not made on the last day of an Interest Period, together with any sums payable under Clauses 19.1(b) and 19.2 but without premium or penalty.
6.9                  Application of partial prepayment
Each partial prepayment made pursuant to Clauses 6.4 or 6.7 shall be applied pro rata against the repayment instalments specified in Clause 6.1 outstanding at the time of the partial prepayment (including, without limitation, the Balloon Instalment).
6.10                  No reborrowing
No amount prepaid may be reborrowed.
6.11                  Prepayment out of Excess Earnings
If in respect of any 6-month period during the Excess Earnings Period (each an "Excess Cash Calculation Date) the Lender determines (on the basis of the semi-annual unaudited accounts and the annual audited accounts of the Borrower to be provided pursuant to Clause 9.6) that the aggregate of the daily Earnings of the Collateral Ship for such 6-month period (each, a "Relevant Period" and, together, the "Relevant Periods") exceeds the aggregate of:
(a)	the expenditure necessarily incurred during such Relevant Period by the Borrower in operating, insuring, maintaining, repairing and generally trading the Collateral Ship (including, but not limited to, any expenses in respect of drydocking, special survey or maintenance of the Collateral Ship and management fees paid in respect of the Collateral Ship); and
(b)	sums incurred by the Borrower in respect of the payment of principal on, and interest for, the Loan pursuant to this Agreement and any sums paid by the Borrower pursuant to the Master Agreement during such 6-month period, then the Borrower shall, as soon as possible but in no event later than 90 days after the relevant Excess Cash Calculation Date, pay to the Lender the amount equal to such excess (each an "Excess Amount" and, together, the "Excess Amounts" with such Excess Amounts not exceeding in aggregate the total amount of $6,685,800), which shall be applied by the Lender in prepayment of the Loan in inverse order of maturity first against the Balloon Instalment and then against the repayment instalments then outstanding (and the Borrower hereby irrevocably authorises the Lender to make such application).
6.12                  Adjustment of Excess Amount
If the Lender determines (in its sole and absolute discretion) upon review of the semi-annual unaudited accounts of the Borrower and/or the annual audited consolidated financial statements of the Corporate Guarantor in respect of any financial year which will be delivered to the Lender pursuant to Clauses 9.6(a) and 9.6(c) respectively that the aggregate of the Excess Amounts for that financial year determined by reference to the unaudited semi-annual individual financial statements of the Borrower is less than the aggregate of the Excess Amounts for the whole of the financial year as determined by reference to the Borrower's individual financial statements for that financial year (the "Adjusted Excess

Amount") the Borrower shall, following the Lender's determination as aforesaid, prepay on the date falling 10 days after the date on which the Lender notifies the Borrower of such insufficiency the amount by which the Adjusted Excess Amount exceeds the aggregate of the Excess Amounts. If the aggregate Excess Amount for any financial year determined by the Lender by reference to the Borrower's individual management financial statements for that financial year is less than the aggregate Excess Amount determined by reference to the semi-annual unaudited accounts of the Borrower and/or the annual audited consolidated financial statements of the Corporate Guarantor for the same financial year, the difference between such two amounts shall be deducted from the amount determined by the Lender to be the Excess Amount for the first Relevant Period to occur after the Lender's determination.
7.                  CONDITIONS PRECEDENT
7.1                  Documents, fees and no default
The effectiveness of the ~~Fourth~~ Fifth Amending and Restating Agreement is subject to the following conditions precedent:
(a)	that, on or before the Effective Date the Lender receives the documents described in Schedule 1 in form and substance satisfactory to it and its lawyers;
(b)	that at the Effective Date:
(i)	no Event of Default or Potential Event of Default has occurred and is continuing on the Effective Date;
(ii)	the representations and warranties in Clause 8 and those of the Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on the Effective Date with reference to the circumstances then existing;
(iii)	none of the circumstances contemplated by Clause 3.4 has occurred and is continuing; and
(iv)	there has been no material adverse change in the financial position, state of affairs or prospects of the Borrower, the Corporate Guarantor, the Group any other Security Party in the light of which the Lender considers that there is a significant risk that the Borrower, the Corporate Guarantor, the Group or any other Security Party will later become unable to discharge its liabilities under the Finance Documents to which it is a party as they fall due; and
(v)	that the Lender has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Lender may reasonably request by notice to the Borrower prior to the Effective Date.
7.2                  Waivers of conditions precedent
If the Lender, at its discretion, agrees to the effectiveness of the ~~Fourth~~Fifth Amending and Restating Agreement before certain of the conditions referred to in Clause 7.1 are satisfied, the Borrower shall ensure that those conditions are satisfied within 10 Business Days after the Effective Date (or such longer period as the Lender may specify).
8.                  REPRESENTATIONS AND WARRANTIES
8.1                  General

The Borrower represents and warrants to the Lender as follows.
8.2                  Status
The Borrower is duly incorporated and validly existing and in good standing under the laws of the Marshall Islands.
8.3                  Share capital and ownership
The Borrower has an authorised share capital which is divided into 500 registered shares with a par value of $20.00 each and the legal title and beneficial ownership of the Borrower's shares is held, free of any Security Interest or other claim, by the Corporate Guarantor.
8.4                  Corporate power
The Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:
(a)	to own its Ship and maintain it in its ownership under the Maltese flag;
(b)	to execute the Finance Documents and any Approved Charter to which it is a party; and
(c)	to borrow under this Agreement, to enter into Transactions under the Master Agreement and to make all the payments contemplated by, and to comply with, those Finance Documents including, without limitation, the Master Agreement.
8.5                  Consents in force
All the consents referred to in Clause 8.4 remain in force and nothing has occurred which makes any of them liable to revocation.
8.6                  Legal validity; effective Security Interests
The Finance Documents to which the Borrower is a party, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):
(a)	constitute the legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms; and
(b)	create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate; subject to any relevant insolvency laws affecting creditors' rights generally.
8.7                  No third party Security Interests
Without limiting the generality of Clause 8.6, at the time of the execution and delivery of each Finance Document:
(a)	the Borrower will have the right to create all the Security Interests which that Finance Document purports to create; and
(b)	no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

8.8                  No conflicts
The execution by the Borrower of each Finance Document to which it is a party, and the borrowing by the Borrower of the Loan, and their compliance with each Finance Document will not involve or lead to a contravention of:
(a)	any law or regulation; or
(b)	its constitutional documents; or
(c)	any contractual or other obligation or restriction which is binding on the Borrower or any of its assets.
8.9                  No withholding taxes
All payments which the Borrower is liable to make under the Finance Documents may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.
8.10                  No default
No Event of Default or Potential Event of Default has occurred and is continuing.
8.11                  Information
All information which has been provided in writing by or on behalf of the Borrower or any Security Party to the Lender in connection with any Finance Document satisfied the requirements of Clause 9.5; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 9.7; and there has been no material adverse change in the financial position or state of affairs of the Borrower from that disclosed in the latest of those accounts.
8.12                  No litigation
No legal or administrative action involving the Borrower (including any action relating to any alleged or actual breach of the ISM Code or the ISPS Code) has been commenced or taken or, to the Borrower's knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on the Borrower's financial position or profitability.
8.13                  Compliance with certain undertakings
 At the date of this Agreement, the Borrower is in compliance with Clauses 9.2, 9.4, 9.9 and 9.13.
8.14                  Taxes paid
The Borrower has paid all taxes applicable to, or imposed on or in relation to it, its business or the Ship owned by it.
8.15                  ISM Code and ISPS Code compliance
All requirements of the ISM Code and the ISPS Code as they relate to each Owner, the Approved Manager and the Ships have been complied with.
8.16                  No money laundering

Without prejudice to the generality of Clause 2.2, in relation to the borrowing by the Original Borrowers of the Loan (whose rights, obligations and liabilities hereunder have been novated to, and assumed by, the Borrower pursuant to the Deed of Novation, Amendment and Restatement), the performance and discharge of the Borrower's obligations and liabilities under the Finance Documents, and the transactions and other arrangements effected or contemplated by the Finance Documents, the Borrower confirms that it is acting for its own account and that the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities).
8.17                  ISO 9002
The Borrower will, once it is required to do so by law, obtain ISO 9002 certification.
9.                  GENERAL UNDERTAKINGS
9.1                  General
The Borrower undertakes with the Lender to comply with the following provisions of this Clause 9 at all times during the Security Period except as the Lender may otherwise permit.
9.2                  Title; negative pledge
The Borrower will:
(a)	hold the legal title to, and own the entire beneficial interest in its Ship, her Insurances and her Earnings, free from all Security Interests and other interests and rights of every kind, except for those created by the Finance Documents (and the effect of assignments contained in the Finance Documents) and except for Permitted Security Interests; and
(b)	not create or permit to arise any Security Interest (except for Permitted Security Interests) over any other asset, present or future.
9.3                  No disposal of assets
The Borrower will not transfer, lease or otherwise dispose of:
(a)	all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not; or
(b)	any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation.
9.4                  No other liabilities or obligations to be incurred
The Borrower will not incur any Financial Indebtedness except that incurred under the Finance Documents and that reasonably incurred in the ordinary course of operating and chartering its Ship.
9.5                  Information provided to be accurate
All financial and other information which is provided in writing by or on behalf of the Borrower under or in connection with any Finance Document will be true and not misleading and will not omit any material fact or consideration.
9.6                  Provision of financial statements

The Borrower will send or procure there are sent to the Lender:
(a)	as soon as possible, but in no event later than 180 days after the end of each financial year of the Borrower (commencing with the financial year ending on 31 December 2012), the management accounts (comprising of a balance sheet, a statement of profit and loss and a statement of cashflows) of the Borrower for that financial year;
(b)	as soon as possible, but in no event later than 30 days after the end of each 3-month period in each financial year of the Borrower ending on 31 March, 30 June, 30 September and 31 December (commencing with the 3-month period ending on 31 December 2012), the interim management accounts (comprising of a balance sheet, a statement of profit and loss and a statement of cashflows) of the Borrower for that 3-month period;
(c)	as soon as possible, but in no event later than 180 days after the end of each financial year of the Corporate Guarantor (commencing with the financial year ending on 31 December 2012), the audited consolidated financial statements of the Corporate Guarantor for that financial year; and
(d)	as soon as possible, but in no event later than 60 days after the end of each 6-month period in each financial year of the Corporate Guarantor ending on 30 June and 31 December (commencing with the 6-month period ending on 31 December 2012), the interim unaudited consolidated financial statements of the Borrower and the Corporate Guarantor for that 6-month period.
9.7                  Form of financial statements
All accounts (audited and unaudited) delivered under Clause 9.6 will:
(a)	be prepared in accordance with all applicable laws and generally accepted accounting principles consistently applied;
(b)	give a true and fair view of the state of affairs of the Borrower, the Corporate Guarantor and the Group at the date of those accounts and of profit for the period to which those accounts relate; and
(c)	fully disclose or provide for all significant liabilities of the Borrower, the Corporate Guarantor and the Group.
9.8                  Shareholders and creditor notices
The Borrower will send the Lender, at the same time as they are despatched, copies of all communications which are despatched to the Borrower's shareholders or creditors or any class of them.
9.9                  Consents
The Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Lender of, all consents required:
(a)	for the Borrower to perform its obligations under any Finance Document;
(b)	for the validity or enforceability of any Finance Document; and
(c)	for the Borrower to continue to own and operate its Ship, and the Borrower will comply with the terms of all such consents.
9.10                  Maintenance of Security Interests

The Borrower will:
(a)	at its own cost, do all that it reasonably can to ensure that any Finance Document validly creates the obligations and the Security Interests which it purports to create; and
(b)	without limiting the generality of paragraph (a) above, authorise and hereby authorises the Lender at the cost of the Borrower to promptly register, file, record or enrol any Finance Document with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which may be or become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.
9.11                  Notification of litigation
The Borrower will provide the Lender with details of any legal or administrative action involving the Borrower, any Security Party, the Approved Manager, any Ship, the Earnings or the Insurances as soon as such action is instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of any Finance Document.
9.12                  Principal place of business
The Borrower will maintain its place of business, and keep its corporate documents and records, at the address stated in Clause 26.2(a) and the Borrower will not establish, or do anything as a result of which it would be deemed to have, a place of business in the United Kingdom or the United States of America.
9.13                  Confirmation of no default
The Borrower will, within 2 Business Days after service by the Lender of a written request, serve on the Lender a notice which is signed by a director of the Borrower and which:
(a)	states that no Event of Default or Potential Event of Default has occurred; or
(b)	states that no Event of Default or Potential Event of Default has occurred, except for a specified event or matter, of which all material details are given.
9.14                  Notification of default
The Borrower will notify the Lender as soon as the Borrower becomes aware of:
(a)	the occurrence of an Event of Default or a Potential Event of Default; or
(b)	any matter which indicates that an Event of Default or a Potential Event of Default may have occurred, and will keep the Lender fully up-to-date with all developments.
9.15                  Provision of further information
The Borrower will, as soon as practicable after receiving the request, provide the Lender with:
(a)	any additional financial or other information relating to the Borrower, the Ships, the Earnings, the Insurances, the Approved Manager, the Security Parties, the Group or the Corporate Guarantor; or

(b)	any additional financial or other information relating to any other matter relevant to, or to any provision of, a Finance Document, which may be requested by the Lender at any time.
9.16                  Time Charter Assignment
If the Borrower or an Owner enters into any bareboat charter or any Approved Charter (other than the Charter for as long as such charter is not assignable) in respect of its Ship, the Borrower shall or, as the case may be, the Borrower shall procure that such Owner shall, at the request of the Lender, execute in favour of the Lender a Charter Assignment in respect of such bareboat charter or Approved Charter and deliver to the Lender any documents in relation thereto which the Lender may require.
9.17                  Information on Relevant Charter
The Borrower shall, and shall procure that each Owner shall, immediately inform the Lender if the charterer which has entered into a Relevant Charter with the Borrower or, as the case may be, that Owner is in breach of its obligations under that Relevant Charter.
9.18                  No amendment to Relevant Charter etc.
The Borrower will not, and shall procure that each Owner will not, agree to any amendment or supplement to, or waive or fail to enforce the Relevant Charter to which it is or will become a party or any of its provisions.
9.19                  Additional Security
The Borrower undertakes with the Lender to procure that the Corporate Guarantor:
~~(a)~~(a)	executes and delivers on or prior to ~~the Effective Date~~date of the Fifth Amending and Restating Agreement, the Pledge and Security Agreement and, to cause Ocean Rig as issuer, to execute, and ASTT as broker to acknowledge and deliver together with the Corporate Guarantor, the Control Agreement referred to therein in respect of the Required Shares; and
~~(b~~)(b)	deliver to the Lender such other documents equivalent to those referred to in paragraphs 2, 3, 4 and 5 of Schedule 1 of this Agreement as the Lender may require in connection with the execution of the Pledge and Security Agreement and the Control Agreement; and
~~(c)~~(c)	to ensure that any additional security given pursuant to this Clause 9.19 shall remain in full force and effect until the last ~~date~~ day of the ~~Applicable~~ Additional Security Period and at the end of such period, the Corporate Guarantor shall be automatically released from all its obligations under the Pledge and Security Agreement (subject to the proviso in Clauses 24.2 and 24.4 of this Agreement).
In this Clause 9.19:
"Required Shares" means ~~1,800,098~~-2,356,705 issued and outstanding shares of common stock in Ocean Rig (including all other or additional stock or other securities or property paid or distributed in respect of the Required Shares by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar arrangements) currently in the legal and beneficial ownership of the Corporate Guarantor to be pledged in favour of the Lender pursuant to this Clause 9.19 in order to rectify cover 125 per cent. of the Shortfall.
9.20                  Listing of Ocean Rig

The Borrower shall procure that the share capital of Ocean Rig is listed and continues to be listed in an Approved Stock Exchange up to and including 31 December 2013.
10.                  CORPORATE UNDERTAKINGS
10.1                  General
The Borrower also undertakes with the Lender to comply with the following provisions of this Clause 10 at all times during the Security Period except as the Lender may otherwise permit.
10.2                  Maintenance of status
The Borrower will maintain its separate corporate existence and remain in good standing under the laws of the Marshall Islands.
10.3                  Negative undertakings
The Borrower will not:
(a)	carry on any business other than the ownership, chartering and operation of the Ship owned by it; or
(b)	provide any form of credit or financial assistance to:
(i)	a person who is directly or indirectly interested in the Borrower's share or loan capital; or
(ii)	any company in or with which such a person is directly or indirectly interested or connected, or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to the Borrower than those which it could obtain in a bargain made at arms' length;
(c)	open or maintain any account with any bank or financial institution except accounts with the Lender for the purposes of the Finance Documents;
(d)	issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital;
(e)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks, or enter into any transaction in a derivative (other than a Transaction under the Master Agreement); and
(f)	enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation.
11.                  INSURANCE
11.1                  General
The Borrower undertakes to procure that each Owner of a Mortgaged Ship shall comply with the following provisions of this Clause 11 at all times during the Security Period except as the Lender may otherwise permit.
11.2                  Maintenance of obligatory insurances

The Borrower shall procure that each Owner of a Mortgaged Ship shall keep the Ship owned by it insured at its expense against:
(a)	fire and usual marine risks (including hull and machinery and excess risks);
(b)	war risks;
(c)	protection and indemnity risks; and
(d)	any other risks against which the Lender considers, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Lender be reasonable for such Owner to insure and which are specified by the Lender by notice to such Owner.
11.3                  Terms of obligatory insurances
The Borrower shall procure that each Owner of a Mortgaged Ship shall effect such insurances:
(a)	in Dollars;
(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of (i) an amount equal to 125 per cent. of the aggregate of (A) the Loan and (B) any Swap Exposure and (ii) the Market Value of such Ship;
(c)	in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;
(d)	in relation to protection and indemnity risks, in respect of the relevant Ship's full tonnage;
(e)	on approved terms; and
(f)	through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.
11.4                  Further protections for the Lender
In addition to the terms set out in Clause 11.3, the Borrower shall procure that the obligatory insurances shall:
(a)	whenever the Lender requires, name (or be amended to name) the Lender as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Lender, but without the Lender thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;
(b)	name the Lender as loss payee with such directions for payment as the Lender may specify;
(c)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Lender shall be made without set-off, counterclaim or deductions or condition whatsoever;
(d)	provide that the insurers shall waive, to the fullest extent permitted by English law, their entitlement (if any) (whether by statute, common law, equity, or otherwise) to be subrogated to the rights and remedies of the Lender in respect of any rights or interests (secured or not) held by or available to the Lender in respect of the Secured Liabilities, until the Secured Liabilities shall have been fully repaid and discharged, except that the insurers shall not be restricted by the terms of this paragraph (d) from making personal claims against persons (other than the relevant Owner or the Lender) in circumstances where the insurers have fully discharged their liabilities and obligations under the relevant obligatory insurances;
(e)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Lender;
(f)	provide that the Lender may make proof of loss if the relevant Owner fails to do so; and
(g)	provide that if any obligatory insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Lender, or if any obligatory insurance is allowed to lapse for non-payment of premium, such cancellation, charge or lapse shall not be effective with respect to the Lender for 30 days (or 7 days in the case of war risks) after receipt by the Lender of prior written notice from the insurers of such cancellation, change or lapse.
11.5                  Renewal of obligatory insurances
The Borrower shall procure that each Owner of a Mortgaged Ship shall:
(a)	at least 14 days before the expiry of any obligatory insurance:
(i)	notify the Lender of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the relevant Owner proposes to renew that obligatory insurance and of the proposed terms of renewal; and
(ii)	obtain the Lender's approval to the matters referred to in paragraph (i) above;
(b)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Lender's approval pursuant to paragraph (a) above; and
(c)	procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Lender in writing of the terms and conditions of the renewal.
11.6                  Copies of policies; letters of undertaking
The Borrower shall ensure that all approved brokers provide the Lender with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the Lender and including undertakings by the approved brokers that:
(a)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 11.4;
(b)	they will hold such policies, and the benefit of such insurances, to the order of the Lender in accordance with the said loss payable clause;
(c)	they will advise the Lender immediately of any material change to the terms of the obligatory insurances;
(d)	they will notify the Lender, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the relevant Owner or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Lender of the terms of the instructions; and

(e)	they will not set off against any sum recoverable in respect of a claim relating to the relevant Ship under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of the relevant Ship or otherwise, they waive any lien on the policies (including, without limitation, any fleet lien), or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the relevant Ship forthwith upon being so requested by the Lender.
11.7                  Copies of certificates of entry
The Borrower shall procure that each Owner of a Mortgaged Ship shall ensure that any protection and indemnity and/or war risks associations in which that Ship is entered provides the Lender with:
(a)	a certified copy of the certificate of entry for such Ship;
(b)	a letter or letters of undertaking in such form as may be required by the Lender;
(c)	where required to be issued under the terms of insurance/indemnity provided by the Owner's protection and indemnity association, a certified copy of each United States of America voyage quarterly declaration (or other similar document or documents) made by that Owner in accordance with the requirements of such protection and indemnity association; and
(d)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to such Ship.
11.8                  Deposit of original policies
The Borrower shall procure that each Owner of a Mortgaged Ship shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.
11.9                  Payment of premiums
The Borrower shall procure that each Owner of a Mortgaged Ship shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Lender.
11.10                  Guarantees
The Borrower shall procure that each Owner of a Mortgaged Ship shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.
11.11                  Restrictions on employment
The Borrower shall procure that no Owner of a Mortgaged Ship will employ its Ship, nor permit her to be employed, outside the cover provided by any obligatory insurances.
11.12                  Compliance with terms of insurances
The Borrower shall procure that each Owner of a Mortgaged Ship shall neither do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)	the relevant Owner shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 11.7(c)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Lender has not given its prior approval;
(b)	the relevant Owner shall not make any changes relating to the classification or classification society or manager or operator of the Ship owned by it unless approved by the underwriters of the obligatory insurances;
(c)	the relevant Owner shall not make (and promptly supply copies to the Lender of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading (if permitted by the Lender) to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and
(d)	the relevant Owner shall not employ its Ship, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.
11.13                  Alteration to terms of insurances
The Borrower shall procure that each Owner of a Mortgaged Ship shall not make or agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance.
11.14                  Settlement of claims
The Borrower shall procure that each Owner of a Mortgaged Ship shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Lender to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.
11.15                  Provision of copies of communications
The Borrower shall procure that each Owner of a Mortgaged Ship shall provide the Lender, at the time of each such communication, copies of all written communications between the relevant Owner and:
(a)	the approved brokers; and
(b)	the approved protection and indemnity and/or war risks associations; and
(c)	the approved insurance companies and/or underwriters, which relate directly or indirectly to:
(i)	that Owner's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and
(ii)	any credit arrangements made between that Owner and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.
11.16                  Provision of information

In addition, the Borrower shall procure that each Owner of a Mortgaged Ship shall promptly provide the Lender (or any persons which it may designate) with any information which the Lender (or any such designated person) requests for the purpose of:
(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or
(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 11.17 below or dealing with or considering any matters relating to any such insurances, and the Borrower shall, forthwith upon written demand, indemnify the Lender in respect of all fees and other expenses incurred by or for the account of the Lender in connection with any such report as is referred to in paragraph (a) above.
11.17                  Mortgagee's interest and additional perils insurances
The Lender shall be entitled from time to time to effect, maintain and renew a mortgagee's interest additional perils insurance and a mortgagee's interest marine insurance in respect of a Mortgaged Ship on such terms, in such amounts, through such insurers and generally in such manner as the Lender may from time to time consider appropriate and the Borrower shall upon demand fully indemnify the Lender in respect of alt premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.
11.18                  Review of insurance requirements
The Lender shall be entitled to review the requirements of this Clause 11 from time to time in order to take account of any changes in circumstances after the date of this Agreement which are, in the opinion of the Lender, significant and capable of affecting a Mortgaged Ship or its Owner and their insurance (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which the relevant Owner may be subject), and may appoint insurance consultants in relation to this review at the cost of the Borrower.
11.19                  Modification of insurance requirements
The Lender shall notify the Borrower of any proposed modification under Clause 11.18 to the requirements of this Clause 11 which the Lender considers appropriate in the circumstances, and such modification shall take effect on and from the date it is notified in writing to the Borrower as an amendment to this Clause 11 and shall bind the Borrower accordingly.
11.20                  Compliance with mortgagee's instructions
The Lender shall be entitled (without prejudice to or limitation of any other rights which it may have or acquire under any Finance Document) to require a Mortgaged Ship to remain at any safe port or to proceed to and remain at any safe port designated by the Lender until the Owner of that Ship implements any amendments to the terms of the obligatory insurances and any operational changes required as a result of a notice served under Clause 11.19.
12.                  SHIP COVENANTS
12.1                  General

The Borrower shall procure that each Owner of a Mortgaged Ship shall comply with the following provisions of this Clause 12 at all times during the Security Period except as the Lender may otherwise permit.
12.2                  Ship's name and registration
The Borrower shall procure that each Owner of a Mortgaged Ship shall keep the Ship owned by it registered in its ownership in Malta; shall not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of that Ship.
12.3                  Repair and classification
The Borrower shall procure that each Owner of a Mortgaged Ship shall keep the Ship owned by it in a good and safe condition and state of repair:
(a)	consistent with first-class ship ownership and management practice;
(b)	so as to maintain the highest classification available for vessels of the same age, type and specification as such Ship with an approved classification society which is a member of IACS (or such other first class classification society as may be approved by the Lender), free of overdue recommendations and requirements affecting such Ship's class; and
(c)	so as to comply with all laws and regulations applicable to vessels registered at ports in Malta or to vessels trading to any jurisdiction to which such Ship may trade from time to time, including but not limited to the ISM Code, the ISM Code Documentation and the ISPS Code Documentation.
12.4                  Modification
The Borrower shall procure that each Owner of a Mortgaged Ship shall not make any modification or repairs to, or replacement of, the Ship owned by it or equipment installed on such Ship which would or might materially alter the structure, type or performance characteristics of such Ship or materially reduce its value.
12.5                  Removal of parts
The Borrower shall procure that each Owner of a Mortgaged Ship shall not, remove any material part of the Ship owned by it, or any item of equipment installed on such Ship, unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Lender and becomes on installation on such Ship the property of the relevant Borrower and subject to the security constituted by the Mortgage and if applicable, the Deed of Covenant relative to that Ship Provided that the relevant Owner may install equipment owned by a third party if the equipment can be removed without any risk of damage to its Ship.
12.6                  Surveys
The Borrower shall procure that each Owner of a Mortgaged Ship shall, submit the Ship owned by it regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Lender, provide the Lender at the expense of the Borrower, with copies of all survey reports.
12.7                  Inspection
The Borrower shall procure that each Owner of a Mortgaged Ship shall permit the Lender (by surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.
12.8                  Prevention of and release from arrest
The Borrower shall procure that each Owner of a Mortgaged Ship shall promptly discharge:
(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, her Earnings or her Insurances;
(b)	all taxes, dues and other amounts charged in respect of that Ship, her Earnings or her Insurances; and
(c)	all other outgoings whatsoever in respect of that Ship, the Earnings or the Insurances, and, forthwith upon receiving notice of the arrest of that Ship, or of its detention in exercise or purported exercise of any lien or claim, the relevant Owner shall procure its release by providing bail or otherwise as the circumstances may require.
12.9                  Compliance with laws etc.
The Borrower shall procure that each Owner of a Mortgaged Ship shall:
(a)	comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws and all other laws or regulations relating to the Ship owned by it, its ownership, operation and management or to the business of the relevant Owner;
(b)	not employ its Ship nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code; and
(c)	in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit it to enter or trade to any zone which is declared a war zone by any government or by such Ship's war risks insurers unless the prior written consent of the Lender has been given and the Ship owned by it has (at its expense) effected any special, additional or modified insurance cover which the Lender may require.
12.10                  Provision of information
The Borrower shall procure that each Owner of a Mortgaged Ship shall promptly provide the Lender with any information which it requests regarding:
(a)	the Ship owned by it, its employment, position and engagements;
(b)	the Earnings and payments and amounts due to such Ship's master and crew;
(c)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of such Ship and any payments made in respect of such Ship;
(d)	any towages and salvages; and
(e)	the relevant Owner's, the Approved Manager's or such Ship's compliance with the ISM Code and the ISPS Code,

and, upon the Lender's request, provide copies of any current charter and any charter guarantee in relation thereto relating to such Ship, of any current charter guarantee and of the ISM Code Documentation and ISPS Code Documentation.
12.11                  Notification of certain events
The Borrower shall procure that each Owner of a Mortgaged Ship shall immediately notify the Lender by fax, confirmed forthwith by letter, of:
(a)	any casualty which is or is likely to be or to become a Major Casualty;
(b)	any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;
(c)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with;
(d)	any arrest or detention of that Ship, any exercise or purported exercise of any lien on that Ship or its Earnings or any requisition thereof for hire;
(e)	any intended dry docking of that Ship;
(f)	any Environmental Claim made against the relevant Owner of its Ship, or any Environmental Incident;
(g)	any claim for breach of the ISM Code or the ISPS Code being made against the relevant Owner, the Approved Manager or otherwise in connection with the Ship owned by it; or
(h)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with, and the Borrower shall keep the Lender advised in writing on a regular basis and in such detail as the Lender shall require of the relevant Owner's, the Approved Manager's or any other person's response to any of those events or matters.
12.12                  Restrictions on chartering, appointment of managers etc.
The Borrower shall procure that each Owner of a Mortgaged Ship will not:
(a)	let its Ship on a demise charter for any period;
(b)	enter into any time or consecutive voyage charter in respect of that Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 12 months;
(c)	enter into any charter in relation to that Ship under which more than 2 months' hire (or the equivalent) is payable in advance;
(d)	charter that Ship otherwise than on bona fide arm's length terms at the time when such Ship is fixed;
(e)	(other than under Clause 12.15) appoint a manager of that Ship other than the Approved Manager or agree to any alteration to the terms of the Approved Manager's appointment;
(f)	de-activate or lay-up that Ship; or
(g)	put that Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed $500,000 (or the equivalent in any other currency) unless that person has first given to the Lender and in terms satisfactory to it a written undertaking not to exercise any lien on such Ship or her Earnings for the cost of such work or for any other reason.
12.13                  Notice of Mortgage

The Borrower shall procure that each Owner of a Mortgaged Ship shall keep the Mortgage relative to its Ship registered against that Ship as a valid first or, in the case of the Additional Owners, second, priority mortgage, carry on board such Ship a certified copy of the Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of such Ship a framed printed notice stating that such Ship is mortgaged by the relevant Owner to the Lender.
12.14                  Sharing of Earnings
The Borrower shall procure that each Owner of a Mortgaged Ship shall not enter into any agreement or arrangement for the sharing of any Earnings of its Ship.
12.15                  Change of Approved Manager
If at any time during the Security Period the commercial and/or technical management of a Ship is transferred to TMS Bulkers Ltd. or any other company which the Lender may reasonably approve as the commercial, technical and/or operational manager of that Ship the Borrower shall, or, as the case may be, shall procure that the relevant Additional Owner shall, provide the Lender, on or prior to the date on which such transfer shall be effected, with:
(a)	documents acceptable to the Lender (in its sole discretion) establishing that such Ship is managed by the relevant Approved Manager on terms acceptable to the Lender;
(b)	the Approved Manager's Undertaking in respect of that Ship; and
(c)	copies of the document of compliance (DOC), the safety management certificate (SMC) and the ISSC referred to in paragraph (a) of the definition of the ISM Code Documentation in respect of that Ship certified as true and in effect by the relevant Owner's or (as the case may be) the Approved Manager's (duly certified) legal counsel.
13.                  SECURITY COVER
13.1                  Minimum required security cover
Clause 13.2 applies if the Lender notifies the Borrower at any time (other than during the Waiver Period, subject to no Event of Default being in existence a an relevant time) that:
(a)	the Market Value of the Collateral Ship; plus
(b)	the net realisable value of any additional security previously provided under this Clause 13, is below 125 per cent. of the aggregate of (i) Loan and (ii) the Swap Exposure.
13.2                  Provision of additional security; prepayment
If the Lender serves a notice on the Borrower under Clause 13.1, the Borrower shall, within 1 month after the date on which the Lender's notice is served, either:
(a)	provide, or ensure that a third party provides, additional security which, in the opinion of the Lender, has a net realisable value at least equal to the shortfall and is documented in such terms as the Lender may approve or require; or
(b)	prepay such part (at least) of the Loan as will eliminate the shortfall.
13.3                  Valuation of the Collateral Ship

The Market Value of the Collateral Ship or, as the case may be, a Fleet Vessel at any date is that shown by a valuation prepared:
(a)	as at a date not more than 14 days previously;
(b)	by an independent sale and purchase shipbroker which the Lender has appointed and the Borrower has approved (such approval not to be unreasonably withheld) for the purpose;
(c)	with or without physical inspection of that Ship (as the Lender may require);
(d)	on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer;
(e)	free of any existing charter or other contract of employment other than:
(i)	in the case of the Collateral Ship, any Relevant Charter to which that Ship may be subject and which has an unexpired duration of at least 11 months; and
(ii)	in the case of a Fleet Vessel, any charterparty to which that Fleet Vessel may be subject, which is made between the owner of that Fleet Vessel and a charterer acceptable to the Lender and has an unexpired duration of at least 11 months, in which case such Relevant Charter or, as the case may be, charterparty, shall be taken into account in determining the Market Value of that Ship or, as the case may be, Fleet Vessel Provided that in the case of a Relevant Charter, the Lender is satisfied that the parties to such Relevant Charter are in full compliance with the terms thereof; and
(f)	after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.
In this Clause 13.3 "Relevant Charter" means, in relation to the Collateral Ship, any time charter party (including, but not limited to, any Approved Charter (other than the Charter for as long as such charter is not assigned in favour of the Lender)) in respect of that Ship entered into by the Borrower and a charterer in all respects acceptable to the Lender, exceeding or which, by virtue of any optional extensions is capable of exceeding, 11 months in duration (as the same may be amended or supplemented from time to time) on terms and substance in all respects acceptable to the Lender.
13.4                  Value of additional vessel security
The net realisable value of any additional security which is provided under Clause 13.2 and which consists of a Security Interest over a vessel shall be that shown either by way of a valuation complying with the requirements of Clause 13.3 or by a valuation from an independent sale and purchase shipbroker appointed by the Borrower and approved by the Lender (and on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and willing buyer, free of charter or other contract of employment).
13.5                  Valuations binding
Any valuation under Clause 13.2, 13.3 or 13.4 shall be binding and conclusive as regards the Borrower, as shall be any valuation which the Lender makes of any additional security which does not consist of or include a Security Interest.
13.6                  Frequency of valuation
The Borrower acknowledges and agrees that the Lender may commission a valuation of the Collateral Ship:

(a)	at the end of each 3-month period ending on 31 March, 30 June, 30 September and 31 December in each year;
(b)	if the Lender provides its consent pursuant to Clause 9.18 in respect of any amendment and/or variation of a Relevant Charter, immediately after such amendment and/or variation has been effected, and
(c)	at any other time as the Lender may determine (including, but not limited to, at any time when, in the opinion of the Lender, any charterer in respect of a Relevant Charter is not in compliance with the terms of that Relevant Charter) in its absolute discretion.
13.7                  Provision of information
The Borrower shall promptly provide the Lender and any ship broker or expert acting under Clause 13.3 with any information which the Lender or any independent ship broker or expert may request for the purposes of the valuation; and, if the Borrower fails to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which that ship broker or the Lender (or the expert appointed by it) considers prudent.
13.8                  Payment of valuation expenses
Without prejudice to the generality of the Borrower's obligations under Clauses 18.2, 18.3 and 19.3, the Borrower shall, on demand, pay the Lender the amount of the fees and expenses of any shipbroker or expert instructed by the Lender under this Clause and all legal and other expenses incurred by the Lender in connection with any matter arising out of this Clause.
13.9                  Application of prepayment
Clause 6 shall apply in relation to any prepayment pursuant to Clause 13.2(b).
14.                  PAYMENTS AND CALCULATIONS
14.1                  Currency and method of payments
All payments to be made by the Borrower to the Lender under a Finance Document shall be made to the Lender:
(a)	by not later than 11.00 a.m. (Athens time) on the due date;
(b)	in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Lender shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement); and
(c)	to the account of the Lender at Bank of New York of New York, USA for credit to the account of the Lender (Account No. 8033138548), or to such other account with such other bank as the Lender may from time to time notify to the Borrower.
14.2                  Payment on non-Business Day
If any payment by the Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:
(a)	the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day, and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.
14.3                  Basis for calculation of periodic payments
All interest and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.
14.4                  Lender accounts
The Lender shall maintain an account showing the amounts advanced by the Lender and all other sums owing to the Lender from the Borrower and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrower and any Security Party.
14.5                  Accounts prima facie evidence
If the account maintained under Clause 14.4 shows an amount to be owing by the Borrower or a Security Party to the Lender, that account shall be prima facie evidence, save in the case of manifest error, that amount is owing to the Lender.
15.                  APPLICATION OF RECEIPTS
15.1                  Normal order of application
Except as any Finance Document may otherwise provide, any sums which are received or recovered by the Lender under or by virtue of any Finance Document shall be applied:
(a)	FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents (other than under the Master Agreement) in the following order and proportions:
(i)	first, in or towards satisfaction pro rata of all amounts then due and payable to the Lender under the Finance Documents and the Master Agreement other than those amounts referred to at paragraphs (ii) and (iii) (including, but without limitation, all amounts payable by the Borrower under Clauses 18, 19 and 20 of this Agreement or by the Borrower or any Security Party under any corresponding or similar provision in any other Finance Document or in the Master Agreement;
(ii)	secondly, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Lender under the Finance Documents and the Master Agreement (and, for this purpose, the expression "interest" shall include any net amount which the Borrower shall have become liable to pay or deliver under section 2(e) (Obligations) of the Master Agreement but shall have failed to pay or deliver to the Lender at the time of application or distribution under this Clause 16); and
(iii)	thirdly, in or towards satisfaction pro rata of the Loan and the Swap Exposure calculated as at the actual Early Termination Date applying to each particular Transaction, or if no such Early Termination Date shall have occurred, calculated as if an Early Termination Date occurred on the date of application or distribution hereunder);
SECONDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document or the Master Agreement but which the Lender, by notice to the

Borrower and the Security Parties states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the foregoing provisions of this Clause;
THIRDLY: any surplus shall be paid to the Borrower or to any other person appearing to be entitled to it.
15.2                  Variation of order of application
The lender may, by notice to the Borrower and the Security Parties, provide for a different manner of application from that set out in Clause 15.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.
15.3                  Notice of variation of order of application
The Lender may give notices under Clause 15.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.
15.4                  Appropriation rights overridden
This Clause 15 and any notice which the Lender gives under Clause 15.3 shall override any right of appropriation possessed, and any appropriation made, by the Borrower or any other Security Party.
16.                  APPLICATION OF EARNINGS
16.1                  Payment of Earnings
The Borrower undertakes with the Lender to ensure that, throughout the Security Period (and subject only to the provisions of the General Assignments), all the Earnings in relation to each Ship are paid to the Earnings Account in respect of that Ship.
16.2                  Application of Earnings
Until an Event of Default or a Potential Event of Default occurs, the Lender shall on each Repayment Date and on each due date for the payment of interest under this Agreement apply (and the Borrower hereby irrevocably authorises the Lender to apply) so much of the balance on the Earnings Accounts as equals:
(a)	the repayment instalment due on that Repayment Date; or
(b)	the amount of interest payable on that interest payment date, in each case in discharge of the Borrower's liability for that repayment instalment or that interest.
16.3                  Interest accrued on the Accounts
Any credit balance on each Account shall bear interest at the rate from time to time offered by the Lender to its customers for Dollar deposits of similar amounts and for periods similar to those for which such balances appear to the Lender likely to remain on that Account.
16.4                  Release of accrued interest
Interest accruing under Clause 16.3 shall be freely available to the Borrower.

16.5                  Location of accounts
The Borrower shall promptly:
(a)	comply with any requirement of the Lender as to the location or re-location of the Accounts (or any of them); and
(b)	execute any documents which the Lender specifies to create or maintain in favour of the Lender a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Accounts.
16.6                  Debits for expenses etc.
The Lender shall be entitled (but not obliged) from time to time to debit the Accounts (or any of them) with prior notice in order to discharge any amount due and payable (which remains unpaid) to it under Clauses 18 or 19 or payment of which it has become entitled to demand under Clauses 18 or 19.
16.7                  Borrower's obligations unaffected
The provisions of this Clause 16 (as distinct from a distribution effected under Clause 16.2) do not affect:
(a)	the liability of the Borrower to make payments of principal and interest on the due dates; or
(b)	any other liability or obligation of the Borrower or any Security Party under any Finance Document.
17.                  EVENTS OF DEFAULT
17.1                  Events of Default An Event of Default occurs if:
(a)	the Borrower, any Owner or the Corporate Guarantor fails to pay when due or (if so payable) on demand any sum payable under a Finance Document or under any document relating to a Finance Document; or
(b)	any breach occurs of Clauses 7.2, 9.2, 9.3, 9.16, 9.19, 10.2, 10.3, 10.4, 11.2, 11.3, 11.4(b), 11.5, 12.2, 13.2 or 16.1; or
(c)	any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraph (a) or (b) above) if, in the opinion of the Lender, such default is capable of remedy and such default continues unremedied 14 days after written notice from the Lender requesting action to remedy the same; or
(d)	(subject to any applicable grace period specified in any Finance Document) any breach by the Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraph (a), (b) or (c) above); or
(e)	any representation, warranty or statement made by, or by an officer of, the Borrower or a Security Party in a Finance Document or in the Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made; or
(f)	any of the following occurs in relation to any Financial Indebtedness of a Relevant Person exceeding (in the case of the Corporate Guarantor) $1,000,000 (or the equivalent in any other currency) in aggregate:

(i)	any Financial Indebtedness of a Relevant Person is not paid when due or, if so payable, on demand; or
(ii)	any Financial Indebtedness of a Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or
(iii)	a lease, hire purchase agreement or charter creating any Financial Indebtedness of a Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or
(iv)	any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of a Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or
(v)	any Security Interest securing any Financial Indebtedness of a Relevant Person becomes enforceable; or
(g)	any of the following occurs in relation to a Relevant Person:
(i)	a Relevant Person becomes, in the opinion of the Lender, unable to pay its debts as they fall due; or
(ii)	any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress in respect of a sum of, or sums aggregating, $500,000 or more or the equivalent in another currency; or
(iii)	any administrative or other receiver is appointed over any asset of a Relevant Person; or
(iv)	a Relevant Person makes any formal declaration of bankruptcy or any formal statement to the effect that it is insolvent or likely to become insolvent, or a winding up or administration order is made in relation to a Security Party, or the members or directors of the Borrower or the Corporate Guarantor pass a resolution to the effect that it should be wound up, placed in administration or cease to carry on business, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Borrower or the Corporate Guarantor which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Lender and effected not later than 3 months after the commencement of the winding up; or
(v)	a petition is presented in any Pertinent Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator, of a Relevant Person unless the petition is being contested in good faith and on substantial grounds and is dismissed or withdrawn within 60 days of the presentation of the petition; or
(vi)	a Relevant Person petitions a court, or presents any proposal for, any form of judicial or non judicial suspension or deferral of payments, reorganisation of its debt (or substantial part of its debt) or arrangement with all or a substantial proportion (by number or value) of its creditors or of any class of them (save for, in the case of the Corporate Guarantor, non judicial suspension or deferral of payments, reorganisation of its debt (or substantial part of its debt) or arrangement which occurs in its ordinary course of its business and not as a result of the Corporate Guarantor's inability to meet its obligations and/or liabilities) or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise; or
(vii)	any meeting of the members or directors of a Relevant Person is summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iii), (iv), (v) or (vi) above; or
(viii)	in a Pertinent Jurisdiction other than England, any event occurs or any procedure is commenced which, in the opinion of the Lender, is similar to any of the foregoing; or
(h)	the Borrower ceases or suspends carrying on its business or a part of its business which, in the opinion of the Lender, is material in the context of this Agreement; or
(i)	it becomes unlawful in any Pertinent Jurisdiction or impossible:
(i)	for the Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Lender considers material under a Finance Document; or
(ii)	for the Lender to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or
(j)	any consent necessary to enable the Borrower to own, operate or charter the Ship owned by it or to enable the Borrower or any Security Party to comply with any provision which the Lender considers material of a Finance Document is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or
(k)	it appears to the Lender that, without its prior consent, a change has occurred after the date of this Agreement in the legal ownership of any of the shares in, the Borrower or any of the other Owners or in the ultimate control of the voting rights attaching to any of those shares; or
(l)	the Charter is terminated or rescinded prior to its contractual termination date or for any other reason ceases to remain in full force and effect prior to its contractual termination date and the Borrower has not entered into any charterparty or contract of employment within sixty (60) days of such termination or rescission, on the same terms as the Charter or on such other terms and conditions acceptable to the Lender in its absolute discretion and having a duration at least equal to the remaining period of the Charter;
(m)	any provision which the Lender considers material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest; or
(n)	the security constituted by a Finance Document is in any way imperilled or in jeopardy; or
(o)	an Event of Default (as defined in section 14 of the Master Agreement) occurs; or
(p)	the Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with the consent of the Lender; or
(q)	any other event occurs or any other circumstances arise or develop including, without limitation:

(i)	a change in the financial position, state of affairs or prospects of the Borrower, the Group, the Corporate Guarantor or any other Security Party; or
(ii)	any accident or other event involving either of the Ships or another vessel, owned, chartered or operated by a Relevant Person, in the light of which the Lender considers that there is a significant risk that the Borrower or any Security Party is, or will later become, unable to discharge its liabilities under the Finance Documents as they fall due.
17.2                  Actions following an Event of Default
On, or at any time after, the occurrence of an Event of Default the Lender may:
(a)	serve on the Borrower a notice stating that all obligations of the Lender to the Borrower under this Agreement are terminated; and/or
(b)	serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or
(c)	take any other action which, as a result of the Event of Default or any notice served under paragraph (a) or (b) above, the Lender is entitled to take under any Finance Document or any applicable law.
17.3                  Termination of Commitment
On the service of a notice under Clause 17.2(a) the Commitment, and, all other obligations of the Lender to the Borrower under this Agreement shall terminate.
17.4                  Acceleration of Loan
On the service of a notice under Clause 17.2(b), the Loan, all accrued interest and all other amounts accrued or owing from the Borrower or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.
17.5                  Multiple notices; action without notice
The Lender may serve notices under Clauses 17.2(a) and (b) simultaneously or on different dates and it may take any action referred to in Clause 17.2 if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.
17.6                  Exclusion of Lender liability
Neither the Lender nor any receiver or manager appointed by the Lender, shall have any liability to the Borrower or any other Security Party:
(a)	for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or
(b)	as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset, except that this does not exempt the Lender or a receiver or manager from liability for losses shown to have been caused directly and mainly by the dishonesty, the gross negligence or the willful misconduct of the Lender's own officers and employees or (as the case may be) such receiver's or manager's own partners or employees.
17.7                  Relevant Persons
In this Clause 17 a "Relevant Person" means the Borrower, the Corporate Guarantor, any other Security Party and any other member of the Group; but excluding any company which is dormant and the value of whose gross assets is $50,000 or less.
17.8                  Interpretation
In Clause 17.1(f) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 17.1(g) "petition" includes an application.
18.                  EXPENSES
18.1                  Costs of negotiation, preparation etc.
The Borrower shall pay to the Lender on its demand the amount of all reasonable expenses incurred by the Lender in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.
18.2                  Costs of variation, amendments, enforcement etc.
The Borrower shall pay to the Lender, within 5 Business Days of the Lender's demand, the amount of all reasonable expenses incurred by the Lender in connection with:
(a)	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;
(b)	any consent or waiver by the Lender concerned under or in connection with a Finance Document, or any request for such a consent or waiver;
(c)	the valuation of any security provided or offered under Clause 13 or any other matter relating to such security; or
(d)	any step taken by the Lender with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.
There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.
18.3                  Documentary taxes
The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Lender's demand, fully indemnify the Lender against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrower to pay such a tax.
18.4                  Certification of amounts
A notice which is signed by 2 officers of the Lender, which states that a specified amount, or aggregate amount, is due to the Lender under this Clause 18 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence, save in the case of manifest error, that the amount, or aggregate amount, is due.
19.                  INDEMNITIES
19.1                  Indemnities regarding borrowing and repayment of Loan
The Borrower shall fully indemnify the Lender on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by the Lender, or which the Lender reasonably and with due diligence estimates that it will incur, as a result of or in connection with:
(a)	the Loan not being borrowed on the date specified in the Drawdown Notice for any reason other than a default by the Lender;
(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;
(c)	any failure (for whatever reason) by the Borrower to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrower on the amount concerned under Clause 5);
(d)	the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 17, and in respect of any tax (other than tax on its overall net income) for which the Lender is liable in connection with any amount paid or payable to the Lender (whether for its own account or otherwise) under any Finance Document.
19.2                  Breakage costs
Without limiting its generality, Clause 19.1 covers any claim, expense, liability or loss, including a loss of a prospective profit, incurred by the Lender:
(a)	in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of the Loan and/or any overdue amount (or an aggregate amount which includes the Loan or any overdue amount); and
(b)	in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender) to hedge any exposure arising under this Agreement or a number of transactions of which this Agreement is one.
19.3                  Miscellaneous indemnities
The Borrower shall fully indemnify the Lender on its demand in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by the Lender, in any country, as a result of or in connection with:
(a)	any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Lender or by any receiver appointed under a Finance Document;
(b)	any other Pertinent Matter,
other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the dishonesty or wilful misconduct of the officers or employees of the Lender.

Without prejudice to its generality, this Clause 19.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code or any Environmental Law.
19.4                  Currency indemnity
If any sum due from the Borrower or any Security Party to the Lender under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the "Contractual Currency") into another currency (the "Payment Currency") for the purpose of:
(a)	making or lodging any claim or proof against the Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or
(b)	obtaining an order or judgment from any court or other tribunal; or
(c)	enforcing any such order or judgment, the Borrower shall indemnify the Lender against the loss arising when the amount of the payment actually received by the Lender is converted at the available rate of exchange into the Contractual Currency.
In this Clause 19.4, the "available rate of exchange" means the rate at which the Lender is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.
This Clause 19.4 creates a separate liability of the Borrower which is distinct from their other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.
19.5                  Application to Master Agreement
For the avoidance of doubt, Clause 19.4 does not apply in respect of sums due from the Borrower to the Lender under or in connection with the Master Agreement as to which sums the provisions of section 8 (Contractual Currency) of the Master Agreement shall apply.
19.6                  Certification of amounts
A notice which is signed by 2 officers of the Lender, which states that a specified amount, or aggregate amount, is due to the Lender under this Clause 19 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence, save in the case of manifest error, that the amount, or aggregate amount, is due.
20.                  NO SET-OFF OR TAX DEDUCTION
20.1                  No deductions
All amounts due from the Borrower under a Finance Document shall be paid:
(a)	without any form of set-off, cross-claim or condition; and
(b)	free and clear of any tax deduction except a tax deduction which the Borrower is required by law to make.
20.2                  Grossing-up for taxes

If the Borrower is required by law to make a tax deduction from any payment:
(a)	the Borrower shall notify the Lender as soon as it becomes aware of the requirement;
(b)	the Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises;
(c)	the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Lender receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.
20.3                  Evidence of payment of taxes
Within one month after making any tax deduction, the Borrower shall deliver to the Lender documentary evidence satisfactory to the Lender that the tax had been paid to the appropriate taxation authority.
20.4                  Exclusion of tax on overall net income
In this Clause 20 "tax deduction" means any deduction or withholding for or on account of any present or future tax except tax on the Lender's overall net income.
20.5                  Application to Master Agreement
For the avoidance of doubt, Clause 20 does not apply in respect of sums due from the Borrower under or in connection with the Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of the Master Agreement shall apply.
21.                  ILLEGALITY, ETC
21.1                  Illegality
This Clause 21 applies if the Lender notifies the Borrower that it has become, or will with effect from a specified date, become:
(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or
(b)	contrary to, or inconsistent with, any regulation, for the Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.
21.2                  Notification and effect of illegality
On the Lender notifying the Borrower under Clause 21.1, the Commitment shall terminate; and thereupon or, if later, on the date specified in the Lender's notice under Clause 21.1 as the date on which the notified event would become effective the Borrower shall prepay the Loan in full in accordance with Clause 6.
21.3                  Mitigation
If circumstances arise which would result in a notification under Clause 21.1 then, without in any way limiting the rights of the Lender under Clause 22.2 the Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the

Finance Documents to another office or financial institution not affected by the circumstances but the Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:
(a)	have an adverse effect on its business, operations or financial condition; or
(b)	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or
(c)	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.
22.                  INCREASED COSTS
22.1                  Increased costs
This Clause 22 applies if the Lender notifies the Borrower that it considers that as a result of:
(a)	the introduction or alteration after the date of this Agreement of a law, or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Lender's overall net income); or
(b)	the implementation or application of or compliance with the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (the "Basel II Accord") or any other law or regulation implementing the Basel II Accord or any of the approaches provided for and allowed to be used by banks under or in connection with the Basel II Accord in each case as from time to time implemented by the Lender (whether such implementation, application or compliance is by a government, regulator, supervisory authority, the Lender (or a parent company of it) has incurred or will incur an "increased cost".
22.2                  Meaning of "increased costs"
In this Clause 22, "increased costs" means:
(a)	an additional or increased cost incurred as a result of, or in connection with, the Lender having entered into, or being a party to, this Agreement or having taken an assignment of rights under this Agreement, of funding or maintaining the Commitment or performing its obligations under this Agreement, or of having outstanding all or any part of the Loan or other unpaid sums; or
(b)	a reduction in the amount of any payment to the Lender under this Agreement or in the effective return which such a payment represents to the Lender or on its capital;
(c)	an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Loan or (as the case may require) the proportion of that cost attributable to the Loan; or
(d)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Lender under this Agreement;
but not an item attributable to a change in the rate of tax on the overall net income of the Lender (or a parent company of it) or an item covered by the indemnity for tax in Clause 19.1 or by Clause 20.

For the purposes of this Clause 22.2 the Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.
22.3                  Payment of increased costs
The Borrower shall pay to the Lender, on its demand, the amounts which the Lender from time to time notifies the Borrower that it has specified to be necessary to compensate it for the increased cost.
22.4                  Notice of prepayment
If the Borrower is not willing to continue to compensate the Lender for the increased cost under Clause 22.3, the Borrower may give the Lender not less than 14 days' notice of their intention to prepay the Loan at the end of an Interest Period.
22.5                  Prepayment
A notice under Clause 22.4 shall be irrevocable; and on the date specified in its notice of intended prepayment, the Commitment shall terminate and the Borrower shall prepay (without premium or penalty) the Loan, together with accrued interest thereon at the applicable rate plus the applicable Margin.
22.6                  Application of prepayment
Clause 6 shall apply in relation to the prepayment.
23.                  SET-OFF
23.1                  Application of credit balances The Lender may without prior notice:
(a)	apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Borrower at any office in any country of the Lender in or towards satisfaction of any sum then due from the Borrower to the Lender under any of the Finance Documents; and
(b)	for that purpose:
(i)	break, or alter the maturity of, all or any part of a deposit of the Borrower;
(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars;
(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Lender considers appropriate.
23.2                  Existing rights unaffected
The Lender shall not be obliged to exercise any of its rights under Clause 23.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which the Lender is entitled (whether under the general law or any document).
23.3                  No Security Interest
This Clause 23 gives the Lender a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of the Borrower.

24.                  TRANSFERS AND CHANGES IN LENDING OFFICE
24.1                  Transfer by Borrower
The Borrower will not, without the consent of the Lender, transfer, novate or assign any of its rights, liabilities or obligations under any Finance Document.
24.2                  Assignment by Lender
The Lender may assign or transfer all or any of the rights and interests which it has under or by virtue of the Finance Documents without the consent of, but with notice to, the Borrower Provided that any assignment or transfer of any rights and interests under or by virtue of the Pledge and Security Agreement to a company or financial Institution shall be subject to the prior written consent of the Borrower.
24.3                  Rights of assignee
In respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document, or any misrepresentation made in or in connection with a Finance Document, a direct or indirect assignee or transferee of any of the Lender's rights or interests under or by virtue of the Finance Documents shall be entitled to recover damages by reference to the loss incurred by that assignee or transferee as a result of the breach or misrepresentation irrespective of whether the Lender would have incurred a loss of that kind or amount.
24.4                  Sub-participation; subrogation assignment
The Lender may sub-participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, the Borrower; and the Lender may assign, in any manner and terms agreed by it, all or any part of those rights to an insurer or surety who has become subrogated to them Provided that any sub-participation or assignment of any rights and/or obligations under or in connection with the Pledge and Security Agreement to a company or financial institution shall be subject to the prior written consent of the Borrower.
24.5                  Disclosure of information
The Lender may disclose to a potential assignee or transferee or sub-participant any information which the Lender has received in relation to the Borrower, any Security Party or their affairs under or in connection with any Finance Document, unless the information is clearly of a confidential nature.
24.6                  Change of lending office
The Lender may change its lending office by giving notice to the Borrower and the change shall become effective on the later of:
(a)	the date on which the Borrower receives the notice; and
(b)	the date, if any, specified in the notice as the date on which the change will come into effect.
25.                  VARIATIONS AND WAIVERS
25.1                  Variations, waivers etc. by Lender
A document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or the Lender's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax by the Borrower and the Lender and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.
25.2                  Exclusion of other or implied variations
Except for a document which satisfies the requirements of Clause 25.1, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Lender (or any person acting on its behalf) shall result in the Lender (or any person acting on its behalf) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:
(a)	a provision of this Agreement or another Finance Document; or
(b)	an Event of Default; or
(c)	a breach by the Borrower or any other Security Party of an obligation under a Finance Document or the general law; or
(d)	any right or remedy conferred by any Finance Document or by the general law, and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.
26.                  NOTICES
26.1                  General
Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter or fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.
26.2                  Addresses for communications
A notice shall be sent:

(a)	to the Borrower:	c/o the Corporate Guarantor (Athens office) 109 Kifisias avenue & Sina street ~~74 76 V. Ipirou Street 151 25 Maroussi~~ TK 151 24 Marousi, Athens Greece

Fax No: (+30) 210 8090 575 Attn: Mr. Ziad Nakhleh

(b)	to the Lender:	Piraeus Bank ~~A:E~~S.A. 4 Amerikis Street ~~47-49 Akti Miaouli Piraeus 185 36~~ 105 64, Athens Greece

Fax No. + 30 210 ~~429 2601~~3739783

~~Attn: Account Officer~~

or to such other address as the relevant party may notify the other.

26.3                  Effective date of notices
Subject to Clauses 26.4 and 26.5:
(a)	a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered; and
(b)	a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.
26.4                  Service outside business hours
However, if under Clause 26.3 a notice would be deemed to be served:
(a)	on a day which is not a Business Day in the place of receipt; or
(b)	on such a Business Day, but after 5 p.m. local time, the notice shall (subject to Clause 26.5) be deemed to be served, and shall take effect, at 9 a.m, on the next day which is such a business day.
26.5                  Illegible notices
Clauses 26.3 and 26.4 do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.
26.6                  Valid notices
A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:
(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or
(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.
26.7                  Meaning of "notice"
In this Clause 26 "notice" includes any demand, consent, authorisation, approval, instruction, waiver or other communication.
27.                  SUPPLEMENTAL
27.1                  Rights cumulative, non-exclusive
The rights and remedies which the Finance Documents give to the Lender are:
(a)	cumulative;
(b)	may be exercised as often as appears expedient; and
(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

27.2                  Severability of provisions
If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.
27.3                  Counterparts
A Finance Document may be executed in any number of counterparts.
27.4                  Third party rights
A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.
28.                  LAW AND JURISDICTION
28.1                  English law
This Agreement and any non-contractual obligations arising out of it or in connection with it shall be governed by, and construed in accordance with, English law.
28.2                  Exclusive English jurisdiction
Subject to Clause 28.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.
28.3                  Choice of forum for the exclusive benefit of the Lender
Clause 28.2 is for the exclusive benefit of the Lender, which reserves the rights:
(a)	to commence proceedings in relation to any matter which arises out of or in connection with this Agreement in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and
(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.
The Borrower shall not commence any proceedings in any country other than England in relation to a Dispute.
28.4                  Process agent
The Borrower irrevocably appoints Ince Process Agents Ltd. for the time being presently of 5th Floor, International House, 1 St. Katharine's Way, London E1W 1AY, England, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Agreement.
28.5                  Lender's rights unaffected
Nothing in this Clause 28 shall exclude or limit any right which the Lender may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.
28.6                  Meaning of "proceedings" and "Dispute"

In this Clause 28, "proceedings" means proceedings of any kind, including an application for a provisional or protective measure and "Dispute" means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement.
THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
CONDITION PRECEDENT DOCUMENTS

The following are the documents referred to in Clause 7.1(a).
1	copies of resolutions passed at a meeting of the board of directors and shareholders of the Borrower and the Corporate Guarantor evidencing approval of the ~~Fourth~~Fifth Amending and Restating Agreement, the Pledge and Security Agreement and the Control Agreement and authorising appropriate officers or attorneys to execute the same;
2	the original of any power of attorney issued in favour of any person executing the ~~Fourth~~ Fifth Amending and Restating Agreement, the Pledge and Security Agreement and the Control Agreement on behalf of the Borrower, or as the case may be, the Corporate Guarantor; and
3	a duly executed original of the ~~Fourth~~Fifth Amending and Restating LoanAgreement duly acknowledged by the Approved Manager and any other Security Party confirming their agreement to the terms and conditions of the same;
4	a duly executed original of the Pledge and Security Agreement and the Control Agreement;
5	evidence that the relevant UCC statement in respect of the Pledge and Security Agreement has been filed;
6	copies of all governmental and other consents, licences, approvals and authorisations as may be necessary to authorise the performance by the Borrower and the Corporate Guarantor of its obligations under the Security Trustee Amending and Restating Agreement, the Pledge and Security Agreement and the Control Agreement and the execution, validity and enforceability of the ~~Fourth~~ Fifth Amending and Restating Agreement; and
7	favourable legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Republic of Malta, Republic of Marshall Islands, New York and such other relevant jurisdictions as the Lender may require..
8	written confirmation (in a form acceptable to the Lender) that each Borrower has complied at all times and in all respects with all relevant legislation and regulations applicable to it for the protection of the rights of its employees; and
9	any other document or evidence as the Lender may request in writing from the Borrowers.
Every copy document delivered under this Schedule shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the Borrower or the lawyers of the Borrower.

EXECUTION PAGE

BORROWER

SIGNED by	)
)
for and on behalf of	)	/
IALYSOS OWNING COMPANY LIMITED	)
in the presence of:	)

LENDER

SIGNED by	)
)
for and on behalf of	)	/
PIRAEUS BANK ~~A.E~~S.A.	)
in the presence of:	)

Comparison Details
Title	pdfDocs compareDocs
Date & Time	22/12/2014 18:04:32
Comparison Time	2.11 seconds
compareDocs version	v4.1.0.29

Sources
Original Document	\\wfw.com\public\users\sevd1\Desktop\1\11.docx
Modified Document	\\wfw.com\public\users\sevd1\Desktop\1\12.docx

Comparison Statistics		Word Rendering Set Markup Options
Insertions	49	Insertions
Deletions	31	~~Deletions~~
Changes	58	Moves/~~Moves~~
Moves	0	Inserted cells
TOTAL CHANGES	138	Deleted cells
		Merged cells
		Formatting	Color only.
		Changed lines	Mark left border
		Comments color	By Author.
		Balloons	False

compareDocs Settings Used	Category	Option Selected
Open Comparison Report after Saving	General	Always
Report Type	Word	Formatting
Character Level	Word	False
Include Headers/Footers	Word	True
Include Footnotes/Endnotes	Word	True
Include List Numbers	Word	True
Include Tables	Word	True
Include Field Codes	Word	True
Include Moves	Word	True
Show Tract Changes Toolbar	Word	True
Show Reviewing Pane	Word	True
Update Automatic Links at Open	Word	False
Summary Report	Word	End
Include Change Details Report	Word	End
Document View	Word	Print
Remove Personal Information	Word	False
Flatten Field Codes	Word	False

APPENDIX 1
FORM OF AMENDED AND RESTATED LOAN AGREEMENT MARKED TO INDICATE AMENDMENTS TO THE LOAN AGREEMENT

Amendments are indicated as follows:

1            additions are indicated by underlined text; and

2            deletions are shown by the relevant text being struck out.

APPENDIX 2
FORM OF AMENDED AND RESTATED CORPORATE GUARANTEE MARKED TO INDICATE AMENDMENTS TO THE CORPORATE GUARANTEE

Amendments are indicated as follows:

1            additions are indicated by underlined text; and

2            deletions are shown by the relevant text being struck out.

Date 13 March 2008
as amended and restated on 1 August 2013
and as further amended and restated on  December 2014

DRYSHIPS INC.
as Guarantor

and

PIRAEUS BANK S.A. (also known as PIRAEUS BANK  A.E.)
as Lender
GUARANTEE
relating to a Loan Agreement
dated 13 March 2008 as amended and restated
on 25 January 2010 and 25 August 2010 respectively,
as amended and supplemented on 16 September 2011,
as novated, amended and restated on 29 November 2010~~and as further,~~
as  amended and restated on 1 August 2013 and as further
amended and restated on       December 2014

WATSON FARLEY
&
WILLIAMS

Index

Clause		Page

1	Interpretation	1
2	Guarantee	3
3	Liability as Principal and Independent Debtor	4
4	Expenses	4
5	Adjustment of Transactions	4
6	Payments	5
7	Interest	5
8	Subordination	5
9	Enforcement	6
10	Representations and Warranties	6
11	Undertakings	8
12	Judgments and Currency Indemnity	12
13	Set-Off	12
14	Supplemental	12
15	Assignment	13
16	Notices	14
17	Invalidity of Loan Agreement	14
18	Governing Law and Jurisdiction	15
Schedule 1 Form of Compliance Certificate		17
Execution Page		19

THIS GUARANTEE is made on 13 March 2008 as amended and restated by the ~~Fourth~~Fifth Amending and Restating Agreement (as defined below)
BETWEEN
(1)	DRYSHIPS INC., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960 Marshall Islands (the "Guarantor"); and
(2)	PIRAEUS BANK ~~A.E,~~S.A. (also known as PIRAEUS BANK A.E.), acting through its office at ~~47-49 Akti Miaoulia~~4 Amerikis Street, ~~185 35 Piraeus~~ 105 64, Athens Greece (the "Lender", which expression includes its successors and assigns).
BACKGROUND
(A)	By a loan agreement dated 13 March 2008 (as amended and restated by two amending and restating agreements dated 25 January 2010 and 25 August 2010, respectively, as amended and supplemented by a supplemental letter dated 16 September 2011, the "Original Loan Agreement", and as novated, amended and restated pursuant to a deed of novation, amendment and restatement (the "Deed") dated 29 November 2010 and as further , as amended and restated ~~pursuant to~~ by an amending and restating agreement ~~(the "Fourth~~ dated 1 August 2013 and as further amended and restated pursuant to an amending and restating agreement (the "Fifth Amending and Restating Agreement") dated 1 August 2013December 2014, the "Loan Agreement") and made between (i) Annapolis Shipping Company Limited, Atlas Owning Company Limited, Farat Shipping Company Limited and Lansat Shipping Company Limited as joint and several borrowers (together, the "Original Borrowers") and (ii) the Lender as lender, the Lender made available to the Original Borrowers, whose rights, obligations and liabilities under the Original Loan Agreement were novated to the Borrower pursuant to the Deed, a loan facility of (originally) up to US$130,000,000.
(B)	By a master agreement (the "Master Agreement") on the 1992 ISDA Multicurrency Crossborder Form (as amended) dated 13 March 2008 and made between the Borrower and the Lender, the Lender agreed to enter into Transactions with the Borrower from time to time to hedge the Borrower's exposure under the Loan Agreement to interest rate fluctuations.
(C)	The execution and delivery to the Lender of this Guarantee is one of the conditions precedent to the availability of the facility under the said Loan Agreement.
IT IS AGREED as follows:
1.                  INTERPRETATION
1.1                  Defined expressions
Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Guarantee unless the context otherwise requires or unless otherwise defined herein.
1.2                  Construction of certain terms
In this Guarantee:
"Adjusted Equity" means, as of any Compliance Date, the value of the stockholders' equity of the Group determined on a consolidated basis in accordance with GAAP and as shown in the Accounting Information for the Group adjusted by adding or subtracting (depending on whether the same is positive or negative) any difference between:

(a)	the value of Total Assets determined on a consolidated basis in accordance with generally accepted accounting principles and as shown in such consolidated balance sheets; and
(b)	the Market Value Adjusted Total Assets;
"bankruptcy" includes a liquidation, receivership or administration and any form of suspension of payments, arrangement with creditors or reorganisation under any corporate or insolvency law of any country;
"Covenants Waived Period" means the period commencing on 31 December 2012 2013 (inclusive) and ending on the earlier of (i) 30 April 2014 and (ii) the date on which the Guarantor publishes its annual financial statements in  respect of the financial year ending on 31 December 201313 March 2015 (inclusive);
"EBITDA" means, in relation to a Compliance Date or for any accounting period, the consolidated net income of the Group for that accounting period:
(a)	plus, to the extent deducted in computing consolidated net income of the Group for that accounting period, the sum, without duplication, of:
(i)	all federal, state, local and foreign taxes and tax distributions;
(ii)	Net Interest Expenses; and
(iii)	depreciation, depletion, amortisation of intangibles and other non-cash charges or non-cash losses (including non-cash transaction expenses and the amortisation of debt discounts) and any extraordinary losses not incurred in the ordinary course of business;
(B)	minus, to the extent added in computing consolidated net income of the Group for that accounting period, any non-cash income or non-cash gains and any extraordinary gains not incurred in the ordinary course of business; all determined on a consolidated basis in accordance with generally accepted accounting principles and as shown in the Accounting Information.
"GAAP" means generally accepted accounting principles in the United States of America;
"Interest Coverage Ratio" means, in relation to a Compliance Date or an accounting period, the ratio of (a) EBITDA for the most recent financial period of the Group ending on the Compliance Date to (b) the Net Interest Expenses for that financial period (calculated on a trailing 12-months basis);
"Loan Agreement" means the loan agreement dated 13 March 2008 referred to in Recital (A) and includes any existing or future amendments, restatements or supplements, whether made with the Guarantor's consent or otherwise; and
"Market Adjusted Equity Ratio" means, in relation to a Compliance Date, the ratio of (a) the Adjusted Equity for the most recent financial period of the Group ending on the Compliance Date to (b) the aggregate of (i) Total Interest Bearing Liabilities and (ii) Adjusted Equity for that financial period;
"Market Value Adjusted Total Assets" means, at any time, Total Assets adjusted to reflect the Market Value of all Fleet Vessels;
"Master Agreement" means the master agreement dated 13 March 2008 referred to in Recital (B) (including all Transactions from time to time entered into and confirmations from time to time exchanged thereunder) and includes any existing or future amendments or supplements;
"Market Value Adjusted Net Worth" means Paid-Up Capital plus General Reserves plus Retained Earnings adjusted to reflect the difference between the book values and the Market Values of all Fleet Vessels at any relevant time;
"Net Income" means in relation to each financial year of the Guarantor the aggregate income of the Group appearing in the Accounting Information less the aggregate of:
(a)	the amounts incurred by the Group during the relevant financial year as expenses of their business (including, without limitation, vessel and voyage expenses, commissions, vessel running expenses (including, but not limited to voyage, operating, repair, insurance, victualling and other related expenses), management fees, Board of Directors fees and general and administration expenses);
(b)	depreciation, amortisation and interest expense;
(c)	taxes; and other items charged to the Guarantor's consolidated profit and loss account for that financial year;

"Net Interest Expenses" means, as of any Compliance Date, the aggregate of all interest, commitment and other fees, commissions, discounts and other costs, charges or expenses accruing due from all the members of the Group during that accounting period less interest income received, determined on a consolidated basis in accordance with generally accepted accounting principles and as shown in the Accounting Information;
"Paid-Up Capital", "General Reserves" and "Retained Earnings" have the meanings ascribed to them in the Accounting Information; and
"Total Interest Bearing Liabilities" means, as to any Compliance Date, the consolidated total amount of the interest bearing Financial Indebtedness of the Group.
1.3                  Application of construction and interpretation provisions of Loan Agreement
Clause 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Guarantee.
2.                  GUARANTEE
2.1                  Guarantee and indemnity
The Guarantor unconditionally and irrevocably:
(a)	guarantees the due payment of all amounts payable by the Borrower under or in connection with the Loan Agreement and every other Finance Document to which the Borrower is a party;
(b)	undertakes to pay to the Lender, within 2 Business Days of the Lender's demand, any such amount which is not paid by the Borrower when payable; and
(c)	fully indemnifies the Lender within 2 Business Days of the Lender's demand, in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by the Lender as a result of or in connection with any obligation or liability guaranteed by the Guarantor being or becoming unenforceable, invalid, void or illegal; and the amount recoverable under this indemnity shall be equal to the amount which the Lender would otherwise have been entitled to recover.
2.2                  No limit on number of demands
The Lender may serve more than one demand under Clause 2.1.
3.                  LIABILITY AS PRINCIPAL AND INDEPENDENT DEBTOR
3.1                  Principal and independent debtor
The Guarantor shall be liable under this Guarantee as a principal and independent debtor and accordingly it shall not have, as regards this Guarantee, any of the rights or defences of a surety.
3.2                  Waiver of rights and defences
Without limiting the generality of Clause 3.1, the Guarantor shall neither be discharged by, nor have any claim against the Lender in respect of:
(a)	any amendment or supplement being made to the Finance Documents (or any of them);
(b)	any arrangement or concession (including a rescheduling or acceptance of partial payments) relating to, or affecting, the Finance Documents (or any of them);
(c)	any release or loss (even though negligent) of any right or Security Interest created by the Finance Documents (or any of them);
(d)	any failure (even though negligent) promptly or properly to exercise or enforce any such right or Security Interest, including a failure to realise for its full market value an asset covered by such a Security Interest; or
(e)	any other Finance Document or any Security Interest now being or later becoming void, unenforceable, illegal or invalid or otherwise defective for any reason, including a neglect to register it.
4.                  EXPENSES
4.1                  Costs of preservation of rights, enforcement etc.
The Guarantor shall pay to the Lender within 2 Business Days of its demand the amount of all expenses incurred by the Lender in connection with any matter arising out of this Guarantee or any Security Interest connected with it, including any advice, claim or proceedings relating to this Guarantee or such a Security Interest.
4.2                  Fees and expenses payable under Loan Agreement
Clause 4.1 is without prejudice to the Guarantor's liabilities in respect of the Borrower's obligations under clause 19 of the Loan Agreement (fees and expenses) and under similar provisions of other Finance Documents.
5.                  ADJUSTMENT OF TRANSACTIONS
5.1                  Reinstatement of obligation to pay
The Guarantor shall pay to the Lender within 2 Business Days of its demand any amount which the Lender is required, or agrees, to pay pursuant to any claim by, or settlement with, a trustee in bankruptcy of the Borrower or of another Security Party (or similar person) on the ground that the Loan Agreement or the Master Agreement, or a payment by the Borrower or of another Security Party, was invalid or on any similar ground.
6.                  PAYMENTS
6.1                  Method of payments
Any amount due under this Guarantee shall be paid:
(a)	in immediately available funds;
(b)	to such account as the Lender may from time to time notify to the Guarantor;
(c)	without any form of set-off, cross-claim or condition; and
(d)	free and clear of any tax deduction except a tax deduction which the Guarantor is required by law to make.
6.2                  Grossing-up for taxes
If the Guarantor is required by law to make a tax deduction, the amount due to the Lender shall be increased by the amount necessary to ensure that the Lender receives and retains a net amount which, after the tax deduction, is equal to the full amount that it would otherwise have received.
7.                  INTEREST
7.1                  Accrual of interest
Any amount due under this Guarantee shall carry interest after the date on which the Lender demands payment of it until it is actually paid, unless interest on that same amount also accrues under the Loan Agreement.
7.2                  Calculation of interest
Interest under this Guarantee shall be calculated and accrue in the same way as interest under clause 6 of the Loan Agreement.
7.3                  Guarantee extends to interest payable under Loan Agreement
For the avoidance of doubt, it is confirmed that this Guarantee covers all interest payable under the Loan Agreement, including that payable under clause 6 of the Loan Agreement.
8.                  SUBORDINATION
8.1                  Subordination of rights of Guarantor
All rights which the Guarantor at any time has (whether in respect of this Guarantee or any other transaction) against the Borrower, any other Security Party or their respective assets shall be fully subordinated to the rights of the Lender under the Finance Documents; and in particular, the Guarantor shall not:
(a)	claim, or in a bankruptcy of the Borrower or any other Security Party prove for any amount payable to the Guarantor by the Borrower or any other Security Party, whether in respect of this Guarantee or any other transaction;
(b)	take or enforce any Security Interest for any such amount;

(c)	claim to set-off any such amount against any amount payable by the Guarantor to the Borrower or any other Security Party; or
(d)	claim any subrogation or other right in respect of any Finance Document or any sum received or recovered by the Lender under a Finance Document.
9.                  ENFORCEMENT
9.1                  No requirement to commence proceedings against Borrower
The Lender will not need to commence any proceedings under, or enforce any Security Interest created by, the Loan Agreement or any other Finance Document before claiming or commencing proceedings under this Guarantee.
9.2                  Conclusive evidence of certain matters
However, as against the Guarantor:
(a)	any judgment or order of a court in England or Marshall Islands or Greece or any other Pertinent Jurisdiction in connection with the Loan Agreement or any other Finance Document; and
(b)	any statement or admission of the Borrower in connection with the Loan Agreement or any other Finance Document, shall be binding and conclusive as to all matters of fact and law to which it relates.
9.3                  Suspense account
The Lender may, for the purpose of claiming or proving in a bankruptcy of the Borrower or any other Security Party, place any sum received or recovered under or by virtue of this Guarantee or any Security Interest connected with it on a separate suspense or other nominal account without applying it in satisfaction of the Borrower's obligations under the Loan Agreement.
10.                  REPRESENTATIONS AND WARRANTIES
10.1                  General The Guarantor represents and warrants to the Lender as follows.
10.2                  Status
The Guarantor is duly incorporated and validly existing and in good standing under the laws of the Marshall Islands.
10.3                  Share capital and ownership
The Guarantor has an authorised share capital divided into 1,000,000,000 registered shares and 500,000,000 registered preferred shares with a par value of $0.01 each, ~~424,762,244 of which~~, 669 964 321 registered shares have been issued and are outstanding at the date hereof and 36,100,000 shares are issued and held in treasury.
10.4                  Corporate power
The Guarantor has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)	to execute this Guarantee and any other Finance Document to which it is a party; and
(b)	to make all the payments contemplated by, and to comply with, this Guarantee and any other Finance Document to which it is a party.
10.5                  Consents in force
All the consents referred to in Clause 10.4 remain in force and nothing has occurred which makes any of them liable to revocation.
10.6                  Legal validity
This Guarantee constitutes the Guarantor's legal, valid and binding obligations enforceable against the Guarantor in accordance with its terms subject to any relevant insolvency laws affecting creditors' rights generally.
10.7                  No conflicts
The execution by the Guarantor of this Guarantee and its compliance with this Guarantee will not involve or lead to a contravention of:
(a)	any law or regulation; or
(b)	the constitutional documents of the Guarantor; or
(c)	any contractual or other obligation or restriction which is binding on the Guarantor or any of its assets.
10.8                  No withholding taxes
All payments which the Guarantor is liable to make under this Guarantee may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.
10.9                  No default
To the knowledge of the Guarantor, no Event of Default or Potential Event of Default has occurred and is continuing which would be likely to have a material adverse effect on the Guarantor's financial position and no such default or Event of Default or Potential Event of Default will result from the entry by the Guarantor into this Guarantee.
10.10                  Information
All information which has been provided in writing by or on behalf of the Guarantor to the Lender in connection with any Finance Document satisfied the requirements of Clause 11.2; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.4; and there has been no material adverse change in the financial position or state of affairs of the Guarantor from that disclosed in the latest of those accounts.
10.11                  No litigation
No legal or administrative action involving the Guarantor (including action relating to any alleged or actual breach of the ISM Code or the ISPS Code) has been commenced or taken or, to the Guarantor's knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on the Guarantor's financial position or profitability

10.12                  Provisions of Loan Agreement
The Guarantor is fully familiar with and agrees with all provisions of the Loan Agreement and the other Finance Documents.
10.13                  No Waiver
No oral or written statement has been made to the Guarantor by or on behalf of the Lender or any other person which could be construed as a waiver of any provisions of this Guarantee or a statement of intention not to enforce this Guarantee in accordance with its terms.
11.                  UNDERTAKINGS
11.1                  General
The Guarantor undertakes with the Lender to comply with the following provisions of this Clause 11 at all times during the Security Period, except as the Lender may otherwise permit.
11.2                  Information provided to be accurate
All financial and other information which is provided in writing by or on behalf of the Guarantor under or in connection with this Guarantee or any other Finance Document to which it is a party will be true and not misleading and will not omit any material fact or consideration.
11.3                  Provision of financial statements
The Guarantor will send to the Lender:
(a)	as soon as possible, but in no event later than 180 days after the end of each financial year of the Borrower and the Guarantor (commencing with the financial year ending on 31 December 2012), the audited consolidated financial statements of each of the Borrower and the Guarantor for that financial year; and
(b)	as soon as possible, but in no event later than 60 days after the end of each 6-month period in each financial year of the Borrower and the Guarantor ending on 30 June and 31 December (commencing with the 6-month period ending on 31 December 2012), the interim unaudited consolidated financial statements of the Borrower and the Guarantor for that 6-month period; and
(c)	such other financial information (including information as to its financial condition, commitments and operations) in connection with the Guarantor as the Lender may reasonably require.
11.4                  Form of financial statements
All financial statements (audited and unaudited) delivered under Clause 11.3 will:
(a)	be prepared in accordance with all applicable laws and generally accepted accounting principles, consistently applied;
(b)	give a true and fair view of the state of affairs of the Guarantor and its subsidiaries at the date of those accounts and of their profit for the period to which those accounts relate; and
(c)	fully disclose or provide for all significant liabilities of the Guarantor and the Group.

11.5                  Shareholder and creditor notices
The Guarantor will send the Lender, at the same time as they are despatched, copies of all communications which are despatched to the Guarantor's shareholders or creditors or any class of them.
11.6                  Consents
The Guarantor will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Lender of, all consents required:
(a)	for the Guarantor to perform its obligations under this Guarantee or any other Finance Document to which it is a party;
(b)	for the validity or enforceability of this Guarantee or any other Finance Document to which it is a party; and the Guarantor will comply with the terms of all such consents.
11.7                  Maintenance of Security Interests
The Guarantor will:
(a)	at its own cost, do all that it reasonably can to ensure that any Finance Document to which it is a party validly creates the obligations and the Security Interests which it purports to create; and
(b)	without limiting the generality of paragraph (a) above, at its own cost, promptly register, file, record or enrol any Finance Document to which it is a party with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document to which it is a party, give any notice or take any other step which may be or become necessary or desirable for any Finance Document to which it is a party to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.
11.8                  Notification of litigation
The Guarantor will provide the Lender with details of any legal or administrative action involving the Guarantor as soon as such action is instituted or it becomes apparent to the Guarantor that it is likely to be instituted, unless it is clear that the legal or administrative action cannot be considered material in the context of this Guarantee.
11.9                  Notification of default
The Guarantor will notify the Lender as soon as the Guarantor becomes aware of:
(a)	the occurrence of an Event of Default or a Potential Event of Default; or
(b)	any matter which indicates that an Event of Default or a Potential Event of Default may have occurred; and will thereafter keep the Lender fully up-to-date with all developments.
11.10	Maintenance of status

The Guarantor will maintain its separate corporate existence and remain in good standing under the laws of the Marshall Islands and shall not, without the Lender's prior written consent, establish a place of business in the United Kingdom or the United States of America.
11.11                  Negative undertakings
The Guarantor will not:
(a)	change the nature of its business; or
(b)	pay any dividend or make any other form of distribution or effect any form of redemption or return of share capital Provided that the Guarantor may in any financial year pay a dividend or make any other form of distribution which does not exceed in aggregate 50 per cent. of the Net Income for such financial year subject to no Event of Default having occurred which is continuing at the relevant time or resulting from the payment of a dividend or the making of any other form of distribution; or
(c)	provide any form of credit or financial assistance to:
(i)	a person who is directly or indirectly interested in the Borrowers' share or loan capital; or
(ii)	any company in or with which such a person is directly or indirectly interested or connected; or
(d)	enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation of any kind.
11.12                  Negative pledge and pari passu ranking
The Guarantor shall:
(a)	not, and shall procure that the Borrower will not, create or permit to arise any Security Interest over any asset present or future except (i) Security Interests created or permitted by the Finance Documents, (ii) Permitted Security Interests and (iii) in the case of the Guarantor, those arising in the normal course of its business of acquiring, financing and operating vessels and making investments within the shipping and oil and gas sector; and
(b)	procure that its liabilities under this Guarantee do and will rank at least pad passu with all its other present and future liabilities, except for liabilities which are mandatorily preferred by law.
11.13                  No disposal of assets, change of business
The Guarantor:
(a)	shall procure that the Borrower will not transfer, lease or otherwise dispose of all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not except in the usual course of its trading operations; or
(b)	will not, and shall procure that no Borrower make any substantial change to the nature of its business from that existing at the date of this Guarantee.
11.14                  No merger etc.
The Guarantor shall not, and shall procure that none of its subsidiaries will, enter into any form of merger, sub-division, amalgamation or other reorganisation.

11.15	Financial covenants
The Guarantor shall ensure that:
(a)	the Market Adjusted Equity Ratio shall not be less than:
(i)	during the Covenants Waiver Period, 0.2:1; and
(ii)	at all other times, 0.3:1;
(b)	the Interest Coverage Ratio shall not be less than:
(i)	during the Covenants Waiver Period, 1:1; and
(ii)	at all other times, 3:1;
(c)	the Market Value Adjusted Net Worth of the Group shall not be less than $225,000,000; and
(d)	at all times there is available to the Guarantor and all the other members of the Group an aggregate amount of not less than $20,000,000 in immediately freely available and unencumbered bank or cash balances.
11.16	Compliance Check
Compliance with the undertakings contained in Clause 11.15 shall be determined in each financial year:
(a)	at the time the Lender receives the consolidated combined accounts of the Borrower and the Group and the unaudited combined accounts of the Borrower and the Group for the first 6-month period of the Borrower and the Group in each financial year (pursuant to Clauses 11.3(a) and 11.3(b) respectively), by reference to the unaudited consolidated accounts in the case of the first 6-month period in each financial year of the Guarantor and the audited combined accounts in the case of the second 6-month period in each financial year of the Guarantor;
(b)	at any other time as the Lender may reasonably request by reference to such evidence as the Lender may require to determine and calculate the financial covenants referred to in Clause 11.15.
At the same time as it delivers the consolidated accounts referred to in Clause 11.15, the Guarantor shall deliver to the Lender a certificate in the form set out in Schedule 1 demonstrating its compliance (or not, as the case may be) with the provisions of Clause 11.15 signed by the chief financial officer or an authorised signatory of the Guarantor.
11.17	Change in accounting expressions and policies
If, by reason of change in format or the relevant accounting policies, the expressions appearing in any accounts and financial statements referred to in Clause 11.3 alter from those in the accounts and financial statements for the Guarantor for the year ending 31 December 2012, the relevant definitions contained in clause 1.1 of the Loan Agreement and the provisions of Clause 11.15 shall be deemed modified in such manner as the Lender shall require to take account of such different expressions but otherwise to maintain in all respects the substance of those provisions.

12.	JUDGMENTS AND CURRENCY INDEMNITY
12.1	Judgments relating to Loan Agreement
This Guarantee shall cover any amount payable by the Borrower under or in connection with any judgment relating to the Loan Agreement.
12.2	Currency indemnity
In addition, clause 20.4 (currency indemnity) of the Loan Agreement shall apply, with any necessary adaptations, in relation to this Guarantee.
13.	SET-OFF
13.1	Application of credit balances
The Lender may without prior notice:
(a)	apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of the Guarantor at any office in any country of the Lender in or towards satisfaction of any sum then due from the Guarantor to the Lender under this Guarantee; and
(b)	for that purpose:
(i)	break, or alter the maturity of, all or any part of a deposit of the Guarantor;
(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars;
(iii)	enter into any other transaction or make any entry with regard to the credit balance which the Lender considers appropriate.
13.2	Existing rights unaffected
The Lender shall not be obliged to exercise any of its rights under Clause 13.1; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which the Lender is entitled (whether under the general law or any document).
14.	SUPPLEMENTAL
14.1	Continuing guarantee
This Guarantee shall remain in force as a continuing security at all times during the Security Period.
14.2	Rights cumulative, non-exclusive
The Lender's rights under and in connection with this Guarantee are cumulative, may be exercised as often as appears expedient and shall not be taken to exclude or limit any right or remedy conferred by law.
14.3	No impairment of rights under Guarantee
If the Lender omits to exercise, delays in exercising or invalidly exercises any of its rights under this Guarantee, that shall not impair that or any other right of the Lender under this Guarantee.

14.4	Severability of provisions
If any provision of this Guarantee is or subsequently becomes void, illegal, unenforceable or otherwise invalid, that shall not affect the validity, legality or enforceability of its other provisions.
14.5	Guarantee not affected by other security
This Guarantee shall not impair, nor be impaired by, any other guarantee, any Security Interest or any right of set-off or netting or to combine accounts which the Lender may now or later hold in connection with the Loan Agreement.
14.6	Guarantor bound by Loan Agreement
The Guarantor agrees with the Lender to be bound by all provisions of the Loan Agreement which are applicable to the Security Parties in the same way as if those provisions had been set out (with any necessary modifications) in this Guarantee.
14.7	Applicability of provisions of Guarantee to other Security Interests
Any Security Interest which the Guarantor creates (whether at the time at which it signs this Guarantee or at any later time) to secure any liability under this Guarantee shall be a principal and independent security, and Clauses 3 and 17 shall, with any necessary modifications, apply to it, notwithstanding that the document creating the Security Interest neither describes it as a principal or independent security nor includes provisions similar to Clauses 3 and 17.
14.8	Applicability of provisions of Guarantee to other rights
Clauses 3 and 17 shall also apply to any right of set-off or netting or to combine accounts which the Guarantor creates by an agreement entered into at the time of this Guarantee or at any later time (notwithstanding that the agreement does not include provisions similar to Clauses 3 and 17), being an agreement referring to this Guarantee.
14.9	Guarantor's approval of Loan Agreement and Finance Documents
The Guarantor has read the Loan Agreement and each other Finance Document and understands and approves all the terms and conditions of the Loan Agreement and each other Finance Document.
14.10	Third party rights
A person who is not a party to this Guarantee has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Guarantee.
15.	ASSIGNMENT
15.1	Assignment by Lender
The Lender may assign or transfer its rights under and in connection with this Guarantee to the same extent as it may assign or transfer its rights under the Loan Agreement.

16.	NOTICES
16.1	Notices to Guarantor
Any notice or demand to the Guarantor under or in connection with this Guarantee shall be given by letter or fax at:
DryShips Inc.
~~71 76 V. Ipirou Street~~
109 Kifisias Avenue & Sina Street
~~Maroussi~~  Marousi 151 ~~25~~24 Athens
 Greece
Fax No: + 30 210 809 0575
or to such other address which the Guarantor may notify to the Lender.
16.2	Application of certain provisions of Loan Agreement
Clauses 27.3, 27.4 and 27.5 of the Loan Agreement apply to any notice or demand under or in connection with this Guarantee.
16.3	Validity of demands
A demand under this Guarantee shall be valid notwithstanding that it is served:
(a)	on the date on which the amount to which it relates is payable by the Borrower under the Loan Agreement;
(b)	at the same time as the service of a notice under clause 18.2 (events of default) of the Loan Agreement; and a demand under this Guarantee may refer to all amounts payable under or in connection with the Loan Agreement without specifying a particular sum or aggregate sum.
16.4	Notices to Lender
Any notice to the Lender under or in connection with this Guarantee shall be sent to the same address and in the same manner as notices to the Lender under the Loan Agreement.
17.	INVALIDITY OF LOAN AGREEMENT
17.1	Invalidity of Loan Agreement
In the event of:
(a)	the Loan Agreement now being or later becoming, with immediate or retrospective effect, void, illegal, unenforceable or otherwise invalid for any other reason whatsoever, whether of a similar kind or not; or
(b)	without limiting the scope of paragraph (a), a bankruptcy of the Borrower, the introduction of any law or any other matter resulting in the Borrower being discharged from liability under the Loan Agreement, or the Loan Agreement ceasing to operate (for example, by interest ceasing to accrue); this Guarantee shall cover any amount which would have been or become payable under or in connection with the Loan Agreement if the Loan Agreement had been and remained entirely valid, legal and enforceable, or the Borrower had not suffered bankruptcy, or any combination of such events or circumstances, as the case may be, and the Borrower had remained fully liable under it for liabilities whether invalidly incurred or validly incurred but subsequently retrospectively invalidated; and references in this Guarantee to amounts payable by the Borrower under or in connection with the Loan Agreement shall include references to any amount which would have so been or become payable as aforesaid.
17.2	Invalidity of Finance Documents
Clause 17.1 also applies to each of the other Finance Documents to which the Borrower is a party.
18.	GOVERNING LAW AND JURISDICTION
18.1	English law
This Guarantee shall be governed by, and construed in accordance with, English law.
18.2	Exclusive English jurisdiction
Subject to Clause 18.3, the courts of England shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Guarantee.
18.3	Choice of forum for the exclusive benefit of the Lender
Clause 18.2 is for the exclusive benefit of the Lender, which reserves the rights:
(a)	to commence proceedings in relation to any matter which arises out of or in connection with this Guarantee in the courts of any country other than England and which have or claim jurisdiction to that matter; and
(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.
The Guarantor shall not commence any proceedings in any country other than England in relation to a matter which arises out of or in connection with this Guarantee.
18.4	Process agent
The Guarantor irrevocably appoints Ince Process Agents Ltd. at their office for the time being, presently at 5th Floor, International House, 1 St. Katharine's Way, London, E1W 1AY, England, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Guarantee.
18.5	Lender' rights unaffected
Nothing in this Clause 18 shall exclude or limit any right which the Lender may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.
18.6	Meaning of "proceedings"
In this Clause 18, "proceedings" means proceedings of any kind, including an application for a provisional or protective measure.

THIS GUARANTEE has been entered into on the date stated at the beginning of this Guarantee.

SCHEDULE 1
FORM OF COMPLIANCE CERTIFICATE
To:	Piraeus Bank ~~A.E~~S.A. 4 Amerikis Street ~~47 49 Akti Miaouli Piraeus 185 35~~ 105 64, Athens Greece [•] 20[•]
Dear Sirs,
We refer to:
(a)	a loan agreement dated 13 March 2008 (as amended and restated by two amending and restating agreements dated 25 January 2010 and 25 August 2010, respectively, as amended and supplemented by a supplemental letter 16 September 2011, the "Original Loan Agreement", and as novated, amended and restated pursuant to a deed of novation, amendment and restatement (the "Deed") dated 29 November 2010 ,as amended and restated by an amending and restating agreement dated 1 August 2013 and as further amended and restated pursuant to an amending and restating agreement (the "~~Fourth~~Fifth Amending and Restating Agreement") dated ~~1 August~~ 2013[•] December 2014, the "Loan Agreement") made between (i) Annapolis Shipping Company Limited, Atlas Owning Company Limited, Farat Shipping Company Limited and Lansat Shipping Company Limited as joint and several borrowers (together, the "Original Borrowers") and (ii) the Lender as lender, whereby the Lender made available to the Original Borrowers, whose rights, obligations and liabilities under the Original Loan Agreement were novated to the Borrower pursuant to the Deed, a loan facility of (originally) up to $130,000,000; and
(b)	a guarantee dated 13 March 2008 (as amended and restated by the ~~Fourth~~Fifth Amending and Restating Agreement) of the obligations of the Borrower under (inter alia) the Loan Agreement.
Words and expressions defined in the Loan Agreement shall have the same meaning when used in this compliance certificate.
We enclose with this certificate a copy of the [audited]/[unaudited] consolidated accounts for the Borrower and ourselves for the [financial year] [6-month period] ended [•]. The accounts (i) have been prepared in accordance with all applicable laws and generally accepted accounting information all consistently applied, (ii) give a true and fair view of the state of affairs of the Group at the date of the accounts and of its profit for the period to which the accounts relate and (iii) fully disclose or provide for all significant liabilities of the Group.
We also enclose copies of the valuations of all the Fleet Vessels which were used in calculating the Market Value Adjusted Total Assets of the Group as at [•].
We represent that no Event of Default or Potential Event of Default has occurred as at the date of this certificate [except for the following matter or event [set out all material details of matter or event]]. In addition as of [•], we confirm compliance with the financial covenants set out in Clause 11.15 of the Guarantee for the 6 months ending as of the date to which the enclosed accounts are prepared.

We now certify that, as at [•]:
(c)	the Market Adjusted Equity Ratio is [•]:[•];
(d)	the Interest Coverage Ratio of the Group is [•]:[•];
(e)	the Market Value Adjusted Net Worth of the Group is $[•]; and
(f)	the aggregate freely available and unencumbered bank or cash balances of the Group [maintained with the Lender] are $[•].
This certificate shall be governed by, and construed in accordance with, English law.

[•]
Chief Financial Officer of
 DryShips Inc.

EXECUTION PAGE

GUARANTOR

SIGNED by	)
for and on behalf of	)
DRYSHIPS INC.	)
In the presence of:	)

LENDERS

SIGNED by NADINE AKLEH	)
for and on behalf of	)
PIRAEUS BANK ~~A.E~~S.A.	)
In the presence of:	)

Comparison Details
Title	pdfDocs compareDocs Comparison Results
Date & Time	22/12/2014 17:48:10
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Sources
Original Document	[#46070448] [v4]Amended and Restated Guarantee/Piraeus Bank/Dryships.docx
Modified Document	[#53989379] [v2]Amended and Restated Guarantee_Piraeus Bank_Dryships.docx

Comparison Statistics		Word Rendering Set Markup Options
Insertions	17	Insertions asdjk
Deletions	9	~~Deletions~~
Changes	19	Moves/~~Moves~~
Moves	0	Inserted cells
TOTAL CHANGES	45	Deleted cells
		Merged cells
		Formatting	Color only.
		Changed lines	Mark left border
		Comments color	By Author.
		Balloons	False

compareDocs Settings Used	Category	Option Selected
Open Comparison Report after Saving	General	Always
Report Type	Word	Formatting
Character Level	Word	False
Include Headers/Footers	Word	True
Include Footnotes/Endnotes	Word	True
Include List Numbers	Word	True
Include Tables	Word	True
Include Field Codes	Word	True
Include Moves	Word	True
Show Tract Changes Toolbar	Word	True
Show Reviewing Pane	Word	True
Update Automatic Links at Open	Word	False
Summary Report	Word	End
Include Change Details Report	Word	End
Document View	Word	Print
Remove Personal Information	Word	False
Flatten Field Codes	Word	False